EXHIBIT 10.111


                                BAREBOAT CHARTER

                                M. G. HULME, JR.

                                     BETWEEN

                      DEEP SEA INVESTORS, L.L.C., as OWNER

                                       AND

                   READING & BATES DRILLING CO., as CHARTERER

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                                TABLE OF CONTENTS

   ARTICLE 1 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .

   ARTICLE 2 SCHEDULES AND OBJECTIVES  . . . . . . . . . . . . . . . . . . .
       2.1        Schedules and Exhibits . . . . . . . . . . . . . . . . . .
       2.2        Objectives . . . . . . . . . . . . . . . . . . . . . . . .
       2.3        CONDITION OF THE PROPERTY  . . . . . . . . . . . . . . . .

   ARTICLE 3 TERM, DELIVERY DATE AND PURCHASE OPTION . . . . . . . . . . . .
       3.1        Duration . . . . . . . . . . . . . . . . . . . . . . . . .
       3.2        Delivery of the Vessel to the Charterer  . . . . . . . . .
       3.3        Early Termination  . . . . . . . . . . . . . . . . . . . .
       3.4        Remedies . . . . . . . . . . . . . . . . . . . . . . . . .
       3.5        Redelivery of the Vessel . . . . . . . . . . . . . . . . .
       3.6        Survey of the Vessel at End of Charter Period  . . . . . .
       3.7        Purchase Option  . . . . . . . . . . . . . . . . . . . . .
       3.8        Determination of Purchase Option Price . . . . . . . . . .

   ARTICLE 4 NATURE OF COMPENSATION  . . . . . . . . . . . . . . . . . . . .
       4.1        Absolute Obligation  . . . . . . . . . . . . . . . . . . .
       4.2        Net Charter  . . . . . . . . . . . . . . . . . . . . . . .

   ARTICLE 5 UPGRADE PROGRAM . . . . . . . . . . . . . . . . . . . . . . . .
       5.1        Scope of Upgrade; Title to Upgrade . . . . . . . . . . . .
       5.2        Assignment of Rights Under Upgrade Program . . . . . . . .
       5.3        Appointment of Upgrade Agent . . . . . . . . . . . . . . .
       5.4        Upgrade Agent's Warranties . . . . . . . . . . . . . . . .
       5.5        Upgrade Agent's Duties . . . . . . . . . . . . . . . . . .
       5.6        Change Orders  . . . . . . . . . . . . . . . . . . . . . .
       5.7        Independent Engineer . . . . . . . . . . . . . . . . . . .
       5.8        Completion . . . . . . . . . . . . . . . . . . . . . . . .
       5.9        Payment  . . . . . . . . . . . . . . . . . . . . . . . . .
       5.10       Reimbursement Conditions . . . . . . . . . . . . . . . . .

   ARTICLE 6 REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . .
       6.1        Representations and Warranties of the Owner  . . . . . . .
       6.2        Representations and
                     Warranties of the Charterer . . . . . . . . . . . . . .

   ARTICLE 7 USE AND OPERATION OF THE VESSEL . . . . . . . . . . . . . . . .
       7.1        Use of the Vessel  . . . . . . . . . . . . . . . . . . . .
       7.2        Manning, etc., of the Vessel . . . . . . . . . . . . . . .
       7.3        Documentation of the Vessel  . . . . . . . . . . . . . . .
       7.4        General and Particular Average . . . . . . . . . . . . . .
       7.5        Site and Access  . . . . . . . . . . . . . . . . . . . . .
       7.6        Owner Liability for Materials
                     Furnished by the Charterer  . . . . . . . . . . . . . .
       7.7        Environmental and Related
                     Reporting and Inspection  . . . . . . . . . . . . . . .
       7.8        Notice of Entry  . . . . . . . . . . . . . . . . . . . . .

   ARTICLE 8 MAINTENANCE OF CONDITION AND CLASSIFICATION; REPAIRS  . . . . .
       8.1        Maintenance of Classification  . . . . . . . . . . . . . .
       8.2        Repair . . . . . . . . . . . . . . . . . . . . . . . . . .
       8.3        Drydocking or Underwater
                     Survey in Lieu of Drydocking  . . . . . . . . . . . . .
       8.4        Required Survey  . . . . . . . . . . . . . . . . . . . . .

   ARTICLE 9 EQUIPMENT AND STORES  . . . . . . . . . . . . . . . . . . . . .
       9.1        Fuel, etc. . . . . . . . . . . . . . . . . . . . . . . . .
       9.2        Equipment, etc.  . . . . . . . . . . . . . . . . . . . . .
       9.3        The Charterer's Additional Equipment, etc. . . . . . . . .
       9.4        Title to Improvements; Option to Purchase  . . . . . . . .
       9.5        No Lease of Essential Severables . . . . . . . . . . . . .

   ARTICLE 10 THE CHARTERER'S CHANGES, ADDITIONS AND REPLACEMENTS  . . . . .
       10.1       Structural Changes or Alterations;
                     Installation of Equipment, etc. . . . . . . . . . . . .
       10.2       Replacement of Parts . . . . . . . . . . . . . . . . . . .
       10.3       Vessel Markings  . . . . . . . . . . . . . . . . . . . . .

   ARTICLE 11ADDITIONAL COVENANTS  . . . . . . . . . . . . . . . . . . . . .
       11.1       General Covenants  . . . . . . . . . . . . . . . . . . . .
       11.2       No Impairment  . . . . . . . . . . . . . . . . . . . . . .
       11.3       Financial Information  . . . . . . . . . . . . . . . . . .
       11.4       Compliance Certificates  . . . . . . . . . . . . . . . . .
       11.5       Further Assurances, etc. . . . . . . . . . . . . . . . . .
       11.6       Maintenance of Corporate Existence, etc. . . . . . . . . .
       11.7       Conditions of Consolidation, Merger, etc.  . . . . . . . .
       11.8       Indemnity of the Owner by Customers for Oil
                     Pollution and Related Environmental Claims  . . . . . .

   ARTICLE 12 PAYMENTS, INVOICES AND SECURITY  . . . . . . . . . . . . . . .
       12.1       Basic Hire . . . . . . . . . . . . . . . . . . . . . . . .
       12.2       Supplemental Hire  . . . . . . . . . . . . . . . . . . . .
       12.3       Payment Terms  . . . . . . . . . . . . . . . . . . . . . .
       12.4       Invoices . . . . . . . . . . . . . . . . . . . . . . . . .
       12.5       Security for Obligations . . . . . . . . . . . . . . . . .

   ARTICLE 13 GENERAL OBLIGATIONS AND PERFORMANCE  . . . . . . . . . . . . .
       13.1       Independent Owner Relationships  . . . . . . . . . . . . .
       13.2       Inspection . . . . . . . . . . . . . . . . . . . . . . . .
       13.3       Performance of the Charterer . . . . . . . . . . . . . . .
       13.4       Operations Outside of U.S. Waters  . . . . . . . . . . . .

   ARTICLE 14 LIABILITY AND INDEMNITY  . . . . . . . . . . . . . . . . . . .
       14.1       Survival of Indemnities  . . . . . . . . . . . . . . . . .
       14.2       Pollution  . . . . . . . . . . . . . . . . . . . . . . . .
       14.3       The Charterer's Indemnity  . . . . . . . . . . . . . . . .
       14.4       Patent Infringement  . . . . . . . . . . . . . . . . . . .
       14.5       Both-to-Blame Collision Clause . . . . . . . . . . . . . .
       14.6       Liens, Attachments and Encumbrances  . . . . . . . . . . .
       14.7       Indemnification by the Charterer . . . . . . . . . . . . .
       14.8       The Charterer's Duties to Remove Liens, etc. . . . . . . .

   ARTICLE 15 INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . .
       15.1       The Charterer's Insurance  . . . . . . . . . . . . . . . .
       15.2       Nonperformance of Insurance Companies  . . . . . . . . . .
       15.3       Subrogation  . . . . . . . . . . . . . . . . . . . . . . .

   ARTICLE 16 ASSIGNMENT OF CHARTER  . . . . . . . . . . . . . . . . . . . .
       16.1       Assignment and Subcontract by the Owner  . . . . . . . . .
       16.2       Assignment by the Charterer  . . . . . . . . . . . . . . .
       16.3       Assignment of Subcharter Hire  . . . . . . . . . . . . . .

   ARTICLE 17 LOSS, TAKING OR SEIZURE. . . . . . . . . . . . . . . . . . . .
       17.1       Taking by the U.S. Government  . . . . . . . . . . . . . .
       17.2       Event of Loss not a Total Loss . . . . . . . . . . . . . .
       17.3       Payment of Stipulated Loss Value . . . . . . . . . . . . .
       17.4       Application of Payments  . . . . . . . . . . . . . . . . .
       17.5       Date of Loss . . . . . . . . . . . . . . . . . . . . . . .
       17.6       Effect of Payment of Stipulated Loss Value . . . . . . . .

   ARTICLE 18 TAX  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
       18.1       Characterization as a Lease  . . . . . . . . . . . . . . .
       18.2       Representations  . . . . . . . . . . . . . . . . . . . . .
       18.3       Tax Indemnity  . . . . . . . . . . . . . . . . . . . . . .
       18.4       Payments . . . . . . . . . . . . . . . . . . . . . . . . .
       18.5       Records  . . . . . . . . . . . . . . . . . . . . . . . . .

   ARTICLE 19 GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . .
       19.1       Notices  . . . . . . . . . . . . . . . . . . . . . . . . .
       19.2       Expenses . . . . . . . . . . . . . . . . . . . . . . . . .
       19.3       The Owner's Right to Perform for the Charterer . . . . . .
       19.4       Waivers  . . . . . . . . . . . . . . . . . . . . . . . . .
       19.5       Entire Agreement . . . . . . . . . . . . . . . . . . . . .
       19.6       Successors and Assigns . . . . . . . . . . . . . . . . . .
       19.7       Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .
       19.8       Parties' Intention . . . . . . . . . . . . . . . . . . . .
       19.9       Counterparts; Uniform Commercial Code  . . . . . . . . . .
       19.10      Warranty of Authority  . . . . . . . . . . . . . . . . . .
       19.11      Usage; Headings  . . . . . . . . . . . . . . . . . . . . .
       19.12      WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . .
       19.13      VENUE; SERVICE OF PROCESS  . . . . . . . . . . . . . . . .
       19.14      Agent for Service of Process . . . . . . . . . . . . . . .

   SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . .  [fill in]

   Schedule A     Description of Vessel M. G. Hulme, Jr.,
                      Including Specifications
   Schedule B     Upgrade Program
   Schedule C     Charterer's Insurance
   Schedule D     Stipulated Loss Value
   Schedule E     Pending Litigation
   Schedule F     Computation of Basic Hire Upgrade Adjustment

   Exhibit A      Form of Certificate of Completion
   Exhibit B      Form of Certificate of Delivery
   Exhibit C      Form of Certificate for Reimbursement
   Exhibit D      Form of Completion Certificate of Independent Engineer
   Exhibit E      Form of Reimbursement Certificate of
                     Independent Engineer

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                              BAREBOAT CHARTER

                              "M.G. HULME, JR."

      This Bareboat Charter dated as of November 28, 1995 is between Deep Sea Investors, L.L.C., a Delaware limited liability company (the "Owner"), and Reading & Bates Drilling Co., an Oklahoma corporation, as the Charterer (the "Charterer");

                            W I T N E S S E T H:

      WHEREAS, the Charterer desires to conduct drilling activities; and

      WHEREAS, the Owner is the owner of the Vessel M.G. HULME, JR. (as described hereunder at Schedule A (the "Vessel")) and, upon the terms and subject to the conditions hereof, is willing to charter such Vessel to the Charterer on a bareboat basis to conduct such drilling activities;

      NOW, THEREFORE, the parties hereto, each in consideration of the promises and agreements of the other, hereby agree as follows:

                                  ARTICLE 1
                                 DEFINITIONS

When used in this Charter (in addition to the terms defined elsewhere in this Charter), the following terms shall have the following meanings:

      "Additional  Collateral"  has  the meaning  assigned  to  such term  in
      Section 12.5(a).

      "Adequate Provision" means, with respect to any Lien, claim, liability or other obligation, the posting with or for the benefit of the Owner Group, of a bond or letter of credit issued by a bank, surety or other similar institution acceptable to the Owner or other collateral acceptable to the Owner, in each case, pursuant to documentation in form and substance acceptable to the Owner, having a face amount or fair market value no less than the amount owed under such Lien, claim, liability or other obligation.

      "Affiliate(s)" in relation to a party hereto, means any person controlling, controlled by or under common control with such party, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise.

      "Appraisal Procedure" means the procedure specified in the succeeding sentences for determining an amount or value. If either the Owner or the Charterer shall give written notice to the other requesting determination of such amount or value by appraisal, the Owner and the Charterer shall consult for the purpose of appointing a mutually acceptable qualified independent appraiser. If such parties shall be unable to agree on an appraiser within 20 days of the giving of such notice, such amount or value shall be determined by a panel of three independent appraisers, one of whom shall be selected by the
      Charterer, another of whom shall be selected by the Owner and the third of whom shall be selected by the American Arbitration Association (or its successor) if such other two appraisers shall be unable to agree upon a third appraiser within 10 days of the selection date of the second of such two appraisers; provided, that if
      (a) either party shall not select its appraiser within 35 days after giving of such notice, such amount or value shall be determined solely by the appraiser selected by the other party, and (b) if both parties shall not select their respective appraisers within such period, such amount or value shall be determined solely by an appraiser selected by the American Arbitration Association (or its successor). The appraiser or appraisers appointed pursuant to the foregoing procedure shall be instructed to determine such amount or value within the lesser of: (i) 45 days after such appointment and (ii) the applicable period remaining until delivery of such appraisal is required under this Charter and the Charter Documents; and such determination shall be final and binding upon the parties. If three appraisers shall be appointed, the determination of the appraiser that shall differ most from the other two appraisers shall be excluded, the remaining two determinations shall be averaged and such average shall constitute the determination of the appraisers. The Charterer shall pay all fees and expenses relating to an appraisal for any purpose under this Charter.

      "Basic Hire" means the charter hire amount payable on the Payment Dates as set forth in Section 12.1.

      "Business Day" means any day on which commercial banks are open for business in New York City, New York.

      "Certificate  of  Completion"   means  the  Certificate  of  Completion
      substantially in the form of Exhibit A duly executed by the Charterer for the purpose of evidencing the Upgrade Completion.

      "Certificate of Delivery" means the Certificate of Delivery substantially in the form of Exhibit B hereto duly executed by the Charterer for the purpose of evidencing the Charterer's acceptance of delivery of the Vessel under this Charter.

      "Certificate for Reimbursement" means the Certificate for Reimbursement substantially in the form of Exhibit C duly executed by the Charterer evidencing the Charterer's request for reimbursement on any Upgrade Payment Date.

      "Change Order" means a written order to Contractor signed by the Charterer and if required by Section 5.6, the Owner, issued after execution of the Upgrade Contract, authorizing a change in the Upgrade Program or an adjustment in the Upgrade Nonseverable Cost.

      "Charter" means this Bareboat Charter as it may from time to time be supplemented, amended, waived or modified in accordance with the terms hereof.

      "Charter Documents" means this Charter, the Guaranty, the Security Documents and any other document, instrument or agreement executed in connection herewith or therewith.

      "Charter Period" means, collectively, the Primary Term and, if any, the Extended Term.

      "Charterer"  means   Reading  &   Bates  Drilling   Co.,  an   Oklahoma
      corporation, and its successors and assigns to the extent permitted by the terms hereof.

      "Charterer Group" means, individually and collectively, the Charterer and its subsidiaries, its and their co-venturers, contractors and subcontractors and its and their Affiliates, and the employees, invitees and insurers of all of those entities, but shall expressly exclude the Owner Group.

      "Code" means the United States Internal Revenue Code of 1986, as amended, and any amending or superseding tax laws of the United States of America.

      "Completion Certificate of Independent Engineer" means the Completion Certificate of Independent Engineer substantially in the form of Exhibit D hereto duly executed by the Independent Engineer for the purpose of evidencing the Upgrade Completion.

     "Contractor"  means Amfels,  Inc., a  Texas corporation,  and any other
      Person performing all or any part of the Upgrade Program.

      "Cunningham Mortgage" means the Preferred Ship Mortgage dated as of November 28_, 1995 made by the Charterer in favor of the Trustee covering the Jim Cunningham.

      "Crude Oil" means any hydrocarbon product that is in liquid form at surface temperature and pressure, including condensate.

      "Debt" means, for any Person (without duplication), whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed,
      (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business),
      (e) every obligation of such Person under a lease, that under generally accepted accounting principles is required to be capitalized on the balance sheet of such Person, (f) every obligation under any charter, operating lease or title retention arrangement with an original term in excess of one year or which is renewable at the option of the tenant for a total term of one year or more, (g) the maximum fixed redemption or repurchase price of redeemable stock of such Person that by its terms or otherwise is required to be redeemed, if any, at the time of determination plus accrued but unpaid dividends, and (h) every obligation of the type referred to in clauses
      (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

      "Default" means any event or condition which after notice or lapse of time or both would become an Event of Default.

      "Delivery Date"  means the date  on which the  Vessel is simultaneously
      (a) sold by Reading and Bates, Inc. to and accepted by the Owner pursuant to the terms of the MOA and (b) chartered by the Owner to the Charterer hereunder as provided in Article 2.

      "Drilling Contracts" means any contractual arrangement with respect to the Vessel providing for the use or employment of the Vessel for the locating of, drilling for, development of, extraction of or processing of Crude Oil, Natural Gas or mineral deposits found in underwater locations, and activities ancillary thereto.

      "Escalated" means, with respect to any amount and as at any date of determination, such amount as multiplied by a fraction (a) the numerator of which is the Consumer Price Index - U.S. Average as published by the Bureau of Statistics of the Department of Labor (or if the publication of the Consumer Price Index is discontinued, a comparable index similar in nature to the discontinued index which clearly reflects the change in the real value of the purchasing power of the Dollar as reasonably selected by the Owner (hereafter in this definition referred to as the "index")) reported for the calendar year immediately preceding such date and (b) the denominator of which is equal to the index reported for 1995.

      "Event of Default" means any of the events defined as such in Section 3.3(b).

      "Event of Loss" means any of the following events: (a) the actual or constructive loss of the Vessel for the lesser of (i) six (6) months (or such longer period of up to 12 months from the date of such loss so long as the Charterer shall have made arrangements within such six
      (6) month period for the repair and restoration of the Vessel satisfactory to the Owner and the Independent Engineer and is diligently proceeding with such repair and restoration) or (ii) the remainder of the Charter Period, (b) the loss, theft or destruction of the Vessel, (c) damage or destruction of the Vessel or damage to the Vessel to such extent as shall make repair thereof uneconomical or other event resulting in the Vessel's being permanently rendered unfit for normal use for any reason whatsoever, other than obsolescence, or
      (d) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of the Vessel (except that, in the case of a taking of title, or taking of use by the United States Government, a period equal to the lesser of (i) six (6) months and
      (ii) the then remaining term of the Charter Period shall have elapsed from the date of such taking), in each case as determined by the Owner.

      "Expiration Date" means the last day of the Primary Term.

      "Extended Term"  has  the meaning  assigned  to  such term  in  Section
      3.1(b).

      "Fair Market Sale Value" means, for any property, the cash sale value of such property that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer-user (other than a person currently in possession or a used equipment dealer), which determination shall be made (a), in the case of the Vessel, without deduction for any costs of removal of the Vessel from the location of current use and (b) on the assumption that such property is free and clear of all liens, charges and encumbrances and, in the case of the Vessel, is in the condition and repair in which it is required to be returned pursuant to Section 3.5 hereof (but otherwise on an "as-is" basis).

      "Guarantor" means Reading & Bates Corporation, a Delaware corporation, or any other Person that guarantees or provides collateral or other credit support for the obligations of the Charterer hereunder.

      "Guaranty" shall mean the Guaranty entered into by any Guarantor for the benefit of the Owner, as the same may from time to time be supplemented, amended, waived or modified in accordance with the terms thereof.

      "Highest Lawful Rate" means the maximum nonusurious contract rate of interest permitted by applicable law.

      "Hire" means Basic Hire and Supplemental Hire, collectively.

      "Income Taxes" means all income, franchise or similar Taxes which are based on, or measured by or with respect to, net income.

      "Indemnitee" has the meaning assigned to such term in Section 14.3.

      "Independent Engineer" means Barnett & Casbarian, or any other Person selected by the Owner and approved by the Charterer, which approval shall not be unreasonably withheld or delayed.

      "Investor" means each of GATX Marine Investors Corporation, MDFC Equipment Leasing Corporation, Heller Financial Leasing, Inc. and their respective successors and assigns.

      "Jim Cunningham" means the drilling rig Jim Cunningham, official number 651643.

      "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, right, security interest or claim of any nature.

      "Limited Liability Company Agreement" means the Limited Liability Company Agreement dated as of November 28, 1995 among GATX Marine Investors Corporation, MDFC Equipment Leasing Corporation, and Heller Financial Leasing, Inc. creating the Owner.

      "MOA" means the Memorandum of Agreement dated as of November 28, 1995 between Reading and Bates, Inc. and the Owner.

      "Moody's"   means  Moody's   Investor  Service,   Inc.,   a  New   York
      corporation, and its successors and assigns.

      "Mortgages" means the Cunningham Mortgage and the Yost Mortgage.

      "Natural Gas" means any mixture of hydrocarbons or of hydrocarbons and noncombustible gases, in a gaseous form at surface temperature and pressure, which consists essentially of methane, but includes ethane, propane, butanes, and other liquefiable hydrocarbons.

      "1954 Code" means the United States Internal Revenue Code of 1954, as amended and in effect prior to the enactment of the Tax Reform Act of 1986 (Pub. L. No. 99-514).

      "Nonseverables" means improvements, modifications and additions to the Vessel that are not readily removable without causing damage to the Vessel or that in accordance with applicable statutes, orders, cases, rules, regulations and other laws may not be removed from the Vessel.

      "Obligations" means the obligations of the Obligors under the Charter Documents.

      "Obligors" means, collectively, the Charterer and each Guarantor.

      "Operating Area" means any area in which the Charterer shall operate the Vessel with notice to the Owner pursuant to Section 13.4.

      "Overdue Rate" means an interest rate per annum  equal to the lesser of
      (a) the Prime Rate plus four percent (4%) per annum and (b) the Highest Lawful Rate.

      "Owner" means Deep Sea Investors, L.L.C., a limited liability company organized under the laws of the State of Delaware.

      "Owner Group" means, individually and collectively, the Owner and its subsidiaries, its and their co-venturers and contractors and subcontractors and the Investors, its and their respective Affiliates (other than the Charterer), and its and their shareholders, directors, officers, attorneys, accountants, consultants and representatives, the employees, insurers and invitees of all of those entities, the Trustee and the M. G. Hulme, Jr., but shall expressly exclude Charterer Group.

      "Owner Liens" means Liens described in clause (b) of the definition of Permitted Liens.

      "Owner's Cost" means, as of any date, the sum of the purchase price of the Vessel and Upgrade Nonseverable Cost.

      "Payment Date" means each date that is a monthly anniversary date of the calendar day immediately before the Delivery Date (such monthly date being deemed for this purpose to be the day of each succeeding month corresponding to such date immediately before the Delivery Date or, if such month does not have a corresponding day, the last day of such month), up to and including the end of the Charter Period.

      "Permitted Liens" means, as of any date, (a) any lien arising out of a claim for crew's wages, supplies or the like, or salvage not covered by insurance, or for taxes, assessments or other governmental charges, in each case, incurred in the ordinary course of business, and in existence as of the date of determination for not more than 30 days and, as of the date of determination, neither overdue nor in the aggregate in excess of $1,000,000 unless such are being contested in good faith and by appropriate Persons and proceedings, in each case, in the Owner's judgment and unless Adequate Provision has been provided by the Charterer for payment of such amounts that may become due and payable and such Lien attaches only to such Adequate Provision and not to the Vessel, any part thereof or any Drilling Contract and, in the Owner's judgment, no risk of forfeiture or other loss of the Vessel, any part thereof, or any right of the Charterer or the Owner under any Drilling Contract, exists, or is threatened or imminent;
      (b) any lien created by, through or under the Owner as a result of claims against the Owner for which the Owner is not entitled to indemnification from the Charterer or any Guarantor, or discharge of which is not the obligation of the Charterer or any Guarantor, whether at law, by contract, in equity or under admiralty principles; and
      (c) Drilling Contracts complying with the provisions of this Charter and the other Charter Documents and the rights of the Charterer under this Charter, including subcharters of the Vessel in accordance with the terms of this Charter, provided that no such contracts, rights or subcharters shall suffer or permit to be continued any Lien or encumbrance incurred by Charterer or any subcharterer or any of their agents which might have priority over the title and interest of the Owner in the Vessel or any part thereof or equipment or other property used in connection with the Vessel.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust or unincorporated organization or any government or any agency or any political subdivision thereof.

      "Primary  Term"  has the  meaning  assigned  to  such  term in  Section
      3.1(a).

      "Prime Rate" means the per annum rate of interest published from time to time in the Eastern edition of The Wall Street Journal, which rate shall change with each published change in such rate, effective as of the date of such publication.

      "Purchase Option Price" means the Fair Market Sale Value of the Vessel determined in accordance with Section 3.8, not to exceed 40% of Owner's Cost.

      "Randolph Yost" means the Randolph Yost, Official Number 601699, and all fixtures, equipment and improvements of any kind whatsoever installed or located thereon and owned by the Charterer.

      "Rated Securities" means the implied long-term senior unsecured debt of Reading & Bates.

      "Reading & Bates" means Reading & Bates Corporation, a Delaware corporation.

      "Reimbursement Certificate of Independent Engineer" means the Reimbursement Certificate of Independent Engineer substantially in the form of Exhibit E duly executed by the Independent Engineer for the purpose of evidencing the Charterer's entitlement to reimbursement under Section 5.9 on any Upgrade Payment Date.

      "Rights Assignment"  has the meaning  assigned to such  term in Section
      16.3.

      "Safe Harbor Lease Documents" means, collectively, the Agreement dated as of March 22, 1982 between American Broadcasting Companies, Inc. ("ABC"), as Lessor, and the Charterer, as Lessee, covering the Cunningham, the Agreement dated as of March 22, 1982 between ABC, as lessor, and the Charterer, covering the jack-up rigs, J.T. Angel and R.W. Mowell, the related Preferred Ship Mortgages and the documents executed in connection therewith, including, without limitation, the tax indemnification agreements.

      "Sale Date" means the date, if any, on which the Charterer acquires the Vessel by exercise of its purchase option granted pursuant to
      Section 3.7.

      "Security Agreement" means the Security Agreement between the Owner and the Trustee.

      "Security Documents" means the Mortgages, the Security Agreement, and any other agreement, instrument or document executed and delivered for the purpose of supporting or securing the Obligations.

      "Severables" means improvements, modifications or additions to the Vessel that are readily removable without causing damage to the Vessel and may, in accordance with all applicable statutes, orders, cases, rules, regulations and other laws, be removed from the Vessel.

      "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc., a New York corporation, and its successors and assigns.

      "Shipping Act, 1916" shall mean the United States Shipping Act, 1916, as amended.

      "Shipyard" means Amfel's shipyard in Brownsville, Texas.

      "Stipulated Loss Value" as of any Payment Date listed by number in Schedule D hereto means an amount determined by multiplying Owner's Cost by the percentage set forth in Schedule D opposite such Payment Date number.

      "Subsidiary" means for any Person, any other corporation, partnership, joint venture, limited liability company or other entity at least a majority of the voting stock of which is beneficially owned, directly or indirectly by such Person or its Subsidiaries.

      "Substitute  Collateral"  has  the meaning  assigned  to  such  term in
      Section 12.5(d).

      "Supplemental Hire" shall mean any and all amounts, liabilities and obligations other than Basic Hire that the Charterer assumes or agrees to pay hereunder to the Owner, including, without limitation, Stipulated Loss Value and indemnity payments.

      "Taxes" means all federal, foreign, state, local or other net or gross income, gross receipts, sales, use, stamp, documentary, transfer, general consumption, ad valorem, property, value added, franchise, production, import, export, withholding, payroll, employment, excise or similar taxes, assessments, duties, fees, levies or other governmental charges, including without limitation, license, recording, documentation and registration fees, together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts.

      "Third Parties" means all persons and entities that are not Charterer Group or Owner Group.

      "Timely Liquidation Value" means, for any property, the cash sale value of such property that would be obtained in an arm's-length transaction between a seller that must sell such property in no more than 90 days and an informed and willing buyer-user, which determination shall be made with a deduction for the removal of the property from its location and on the assumption that such property is in its current actual condition, which condition shall reflect its current physical condition and location and any applicable legal, governmental, physical, contractual and other impediments to sale or use.

      "Trustee"  means  Wilmington  Trust  Company   not  in  its  individual
      capacity but solely as trustee for the benefit of the Owner under the Mortgages and any of its successors or assigns in such capacity.

      "UCC" means the Uniform  Commercial Code as enacted in the State of New
      York.

      "Upgrade  Agreements"  has  the  meaning  assigned   to  such  term  in
      Section 5.2.

      "Upgrade Completion" means the delivery to the Owner of the Certificate of Completion and the Certificate of Independent Engineer and the Owner's acknowledgment in writing to the Charterer that it accepts such Certificates; provided, however, that the Owner's acceptance of such certificates shall not constitute any waiver of its rights or remedies in respect of any failure of the Upgrade Program to be completed in accordance with the terms hereof or any other right or remedy.

      "Upgrade Contract" means the Ship Repair Agreement dated as of October 31, 1995 between Amfels, Inc., a Texas corporation, and the Charterer.

      "Upgrade Default" means the Owner shall determine that the work of the Upgrade Program is not being conducted in all material respects in accordance with the plans, schedules or specifications therefor or that the Charterer has failed to perform its obligations under the Upgrade Program in accordance with Article 5.

      "Upgrade   Maintenance"  means   that  portion   of   the  improvements
      contemplated by the Upgrade Program that constitutes ordinary and usual maintenance as more fully described on Schedule B.

      "Upgrade Nonseverables" means that portion of the improvements contemplated by the Upgrade Program that is not readily removable without causing material damage to the Vessel as more fully described on Schedule B.

      "Upgrade Nonseverable Cost" means an amount not to exceed (i) $10,000,000 to be paid under the Upgrade Agreements plus (ii) any amounts authorized by the Owner to be paid to construct the Upgrade Program.

      "Upgrade Payment Date" means each of the Delivery Date, the Payment Date falling in March 1996 and the date of the Upgrade Completion.

      "Upgrade Program" means the upgrade of the Vessel from its current 850 meter water capacity to 1000, meters as more fully described in the Upgrade Contract, any other Upgrade Agreements and the plans, specifications and schedules set forth on Schedule B.

      "Upgrade Severables" means that portion of the improvements contemplated by the Upgrade Program that is readily removable from the Vessel without causing material damage to the Vessel as more fully described on Schedule B.

      "Vessel" means the M. G. HULME, JR., as described on Schedule A and all fixtures, equipment and improvements of any kind whatsoever installed or located thereon pursuant to this Charter or as otherwise agreed to by the Charterer and the Owner.

      "Yost Mortgage" means the Preferred Ship Mortgage dated as of November 28, 1995 made by the Charterer in favor of the Trustee covering the Randolph Yost.

                                  ARTICLE 2
                          SCHEDULES AND OBJECTIVES

2.1   Schedules and Exhibits

      The following schedules and exhibits are attached hereto and made a part hereof for all purposes. In the event there are any conflicts between the body of this Charter and the schedules and exhibits attached hereto, the provisions in the body of this Charter will prevail.

      (a)   Schedules

            Schedule   A    -   Description   of   the    Vessel,   including
            specifications.

            Schedule B - Upgrade Program

            Schedule C - Charterer's Insurance

            Schedule D - Stipulated Loss Value

            Schedule E - Pending Litigation

            Schedule F - Computation of Basic Hire Upgrade Adjustment

      (b)   Exhibits

            Exhibit A  -  Form of Certificate of Completion

            Exhibit B  -  Form of Certificate of Delivery

            Exhibit C  -  Form of Certificate for Reimbursement

            Exhibit D  -  Form  of  Completion  Certificate  of  Independent
                          Engineer

            Exhibit E  -  Form of  Reimbursement  Certificate of  Independent
                          Engineer

            Exhibit F  -  Form of Notice to Account Debtor

2.2   Objectives

      The Owner shall provide the Vessel to the Charterer on a bareboat or demise charter basis. The Owner shall not be responsible for any other service, manning, operations or equipment whatsoever. By the Owner providing the Vessel to the Charterer in accordance with this Charter, upon the terms and subject to the conditions hereof, the Charterer shall take and have command, possession and control of the Vessel during the term of this Charter; as a part hereof, and without limit to the foregoing, the Charterer's command, possession and control of the Vessel shall specifically include the obligation to have the Vessel under the command of an Offshore Installation Manager certified by and for the area in which the Vessel is operating from time to time.

2.3 CONDITION OF THE PROPERTY. THE CHARTERER ACKNOWLEDGES AND AGREES THAT IT IS CHARTERING THE VESSEL AND OTHER PROPERTY HEREUNDER "AS IS," "WHERE IS," AND "WITH ALL FAULTS, WHETHER LATENT OR DISCERNIBLE," WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY
      THE OWNER,  OWNER GROUP  OR ANY INVESTOR  AND IN  EACH CASE SUBJECT  TO
      (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ALL APPLICABLE LEGAL REQUIREMENTS AND
      (D) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF. NONE OF OWNER, ANY MEMBER, OWNER GROUP, OR ANY INVESTOR HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, SEAWORTHINESS, CONDITION, STABILITY, SUITABILITY, DESIGN, OPERATION, CLASS, COMPLIANCE WITH LAWS, CONFORMANCE TO SPECIFICATIONS, MERCHANTABILITY OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF FOR A PARTICULAR PURPOSE OR WITH RESPECT TO PATENT INFRINGEMENT), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF), AND NONE OF OWNER, OWNER GROUP OR ANY INVESTOR SHALL BE LIABLE FOR ANY LATENT, HIDDEN OR PATENT DEFECT THEREIN, ANY REPRESENTATION, WARRANTY OR PROMISE, EXPRESS OR IMPLIED, WHICH ANY MANUFACTURER OR BUILDER OF THE VESSEL OR ANY PROPERTY (OR ANY PART THEREOF) MAY HAVE MADE OR MAY BE DEEMED TO HAVE MADE OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT OR ANY DAMAGES, WHETHER ACTUAL, SPECIAL, CONSEQUENTIAL OR INCIDENTAL, ARISING HEREFROM OR
      THEREFROM.   THE  CHARTERER  HAS  BEEN  AFFORDED  FULL  OPPORTUNITY  TO
      INSPECT THE VESSEL, IS (INSOFAR AS THE OWNER IS CONCERNED) SATISFIED WITH THE RESULTS OF ITS INSPECTIONS AND IS ENTERING INTO THIS CHARTER SOLELY ON THE BASIS OF THE RESULTS OF ITS OWN INSPECTIONS, AND ALL RISKS INCIDENT TO THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, AS BETWEEN OWNER, THE OWNER GROUP AND THE INVESTORS, ON THE ONE HAND, AND THE CHARTERER, ON THE OTHER HAND, ARE TO BE BORNE BY THE CHARTERER. NOTHING IN THIS SECTION 2.3 OR THE CHARTER SHALL OPERATE TO NEGATE OR DIMINISH ANY CLAIM FOR BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT THAT THE OWNER MAY NOW OR HEREAFTER HAVE UNDER ANY CHARTER DOCUMENT OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED THEREBY.

                                  ARTICLE 3
                   TERM, DELIVERY DATE AND PURCHASE OPTION

3.1   Duration

      (a) Subject to the terms and conditions of this Charter, the Owner bareboat (demise) charters to the Charterer, and the Charterer bareboat (demise) charters from the Owner, the Vessel for a period beginning on the Delivery Date and ending on the 10th anniversary of the Delivery Date (the "Primary Term"), with the option to extend this Charter pursuant to Section 3.1(b).

      (b) At the end of the Primary Term, and subject to the terms and conditions of this Charter, the term of this Charter may be extended for a period of 90 days (the "Extended Term") by the Charterer providing 180 days' written notice to the Owner prior to the end of the Primary Term if, and only if, such extension is necessary to complete a Drilling Contract in progress that is in full force and effect on the date such extension notice is delivered and no Default or Event of Default has occurred and is continuing. The Charterer, at its sole cost and expense, shall provide the Owner with independent verification of the necessity of any such extension in form and substance satisfactory to the Owner. During such Extended Term, if any, all of the obligations of the Charterer under this Charter during the Charter Period shall continue for the Extended Term, including, without limitation, the obligation to pay Basic Hire under
            Section 12.1. Prior to any extension of the Primary Period for the Vessel, the Charterer shall give the Owner its good faith estimate of the date on which the existing Drilling Contract will be completed.

      (c) The Charterer shall, at all reasonable times during the last 180 days of the Charter Period, permit access to the Vessel to the Owner and to Persons designated by the Owner in connection with any prospective sale or prospective rechartering of the Vessel by the Owner, and shall permit the inspection of the Vessel by such Persons; provided, however, that the exercise of such rights shall in no way unreasonably interfere with the use of the Vessel by the Charterer.

3.2   Delivery of the Vessel to the Charterer

      Delivery of the Vessel by the Owner to the Charterer shall take place at Garden Banks Block 387, Outer Continental Shelf, Gulf of Mexico simultaneously with delivery of the Vessel to the Owner pursuant to the MOA. Upon such delivery, the Vessel shall be deemed to have been delivered and accepted by the Charterer and shall be subject thereafter to all the terms and conditions of this Charter.

      Delivery of the Vessel by the Owner to the Charterer shall, without further action, irrevocably constitute acceptance by the Charterer of the Vessel for all purposes of this Charter, which shall be further evidenced by the Charterer's execution and delivery of the Certificate of Delivery simultaneously with the execution and delivery of this Charter, and shall be conclusive proof that the Vessel is in compliance with all requirements of this Charter and that the Vessel is seaworthy, in accordance with specifications, in good working order, condition and repair and without defect or inherent vice in title, condition, design, operation or fitness for use, whether or not discoverable by the Charterer as of the date hereof, and free and clear of all Liens, other than Permitted Liens; provided, however, that nothing contained herein shall in any way diminish or otherwise affect any right the Charterer, the Owner or any of their respective Affiliates may have against any shipyard, manufacturer, supplier, vendor or any other Person in respect of the Vessel. FROM AND AFTER THE DELIVERY DATE, THE CHARTERER SHALL NOT BE ENTITLED TO MAKE OR ASSERT ANY CLAIM AGAINST OWNER, THE OWNER GROUP OR ANY INVESTOR ON ACCOUNT OF ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE VESSEL, THE CONSUMABLE STORES ON BOARD OR WITH RESPECT TO ITS TITLE, SEAWORTHINESS, MERCHANTABILITY, FITNESS, HABITABILITY, VALUE, USE, CONDITION, SUITABILITY, CLASS, COMPLIANCE WITH LAWS, DESIGN, OPERATION, CONFORMANCE TO SPECIFICATIONS NOR ABSENCE OF DEFECTS, LATENT, HIDDEN, PATENT OR OTHER, NOR WITH RESPECT TO PATENT INFRINGEMENT. FROM AND AFTER THE DELIVERY DATE, THE CHARTERER WAIVES ANY CLAIM IT MIGHT HAVE AGAINST OWNER, THE OWNER GROUP OR ANY INVESTOR FOR ANY LIABILITY, CLAIM, LOSS, DAMAGE OR EXPENSE OF ANY KIND OR NATURE BY OR WITH RESPECT TO THE VESSEL OR ANY DEFICIENCY OR DEFECT THEREIN OR INADEQUACY THEREOF, THE USE OR MAINTENANCE THEREOF, ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF, WHETHER IN CONTRACT, TORT OR ANY THEORY OF PRODUCT OR STRICT LIABILITY.

3.3   Early Termination

      This Charter shall terminate in accordance with any notice of termination given in accordance with this Section 3.3. This Charter shall also terminate at the time stipulated below for any of the following reasons:

      (a) At the option of the Owner, this Charter shall terminate immediately and upon written notice to the Charterer if any Event of Loss occurs and upon such termination the Charterer shall pay the Owner on the earlier of (i) the receipt of any insurance payable in respect of such Event of Loss and (ii) 60 days thereafter, the Stipulated Loss Value of the Vessel set forth on Schedule D as of the Payment Date preceding the occurrence of such Event of Loss plus any past due Hire, plus the sum of the per diem of the Basic Hire due on the next
            Payment Date, for each day during the period from the next preceding Payment Date to the date of such Event of Loss (unless the Event of Loss shall occur on a Payment Date, in which case, such payment shall be equal to the Stipulated Loss Value on such Payment Date plus any Hire due on such Payment Date), in each case, together with interest thereon computed from the date of such Event of Loss to the date of actual payment at a rate per annum equal to the Overdue Rate. If the time of such loss be uncertain, the loss shall be deemed to have occurred as of the time at which communication from the Vessel was last heard. It is expressly understood that the Charterer shall bear all risk of any such loss.

      (b)   Each of the following events shall be an "Event of Default":

            (i) the Charterer shall fail to pay the Owner any amounts due and payable hereunder when due; or

            (ii) the Charterer shall fail to perform any of its obligations under Article 5, Sections 7.3, 10.1, 11.1(a), 11.6, 11.7,
                  11.8, 12.5,  13.4,  or 14.6,  Article 15,  Section 17.3  or
                  Article 18 hereof or any other obligation as to which the Charterer is specifically accorded elsewhere herein or otherwise any notice and/or grace period in which to perform such obligation or to cure such breach thereof or default therein and such notice shall have been given and/or such grace period shall have expired without cure of such failure; or

            (iii) any Obligor  shall fail  to perform any  of its obligations hereunder or under any Charter Document (other than those specified in Section 3.3(a) or (b)(i)) which is not cured within the lesser of (A) 10 days or (B) the then remaining term of the Charter Period of the occurrence thereof; or

            (iv) any representation, warranty or statement made or deemed made by any Obligor in any Charter Document or information furnished by or on behalf of any Obligor in any instrument, certificate or other document delivered by or on behalf of any Obligor shall be untrue in any material respect on the date made or deemed made; or

            (v) (i) any Obligor shall fail to pay any principal of or premium or interest on any Debt (excluding Debt under this Charter) of such Obligor under which any aggregate amount of at least $1,000,000 is outstanding or committed, when the same becomes due and payable, and such failure shall continue after any applicable grace period; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after any applicable grace period, if the effect of such event or condition results in the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case, prior to the stated maturity thereof; or legal action shall be taken with respect to such other event (including, but not limited to, the commencement of proceedings seeking specific performance or injunctive or other equitable relief); or

            (vi) any Obligor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or voluntarily or involuntarily dissolves or is dissolved, or terminates or is terminated; or any proceeding shall be instituted by or against such Person or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any such Person or any of its subsidiaries shall take any corporate or other organizational action to authorize any of the actions set forth above in this subsection (vi); provided, however, that nothing contained in this Section 3.3(b)(vi) or otherwise shall be deemed to limit, restrict or prohibit Owner in any manner from intervening in any such proceeding described above and enforcing any of its rights and remedies whether under this Charter or any of the Charter Documents, at law, in admiralty or equity or otherwise; or

            (vii) a judgment  or order for the payment of money in the amount of at least $1,000,000 or more shall be rendered against any Obligor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (viii) any provision of this Charter or any Charter Document shall at any time for any reason cease to be valid and binding on any Obligor, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Obligor, or any Obligor shall deny that it has any or further liability or obligation under this Charter or any Charter Document; or

            (ix) failure of any Obligor to comply with, or to incur any liability, whether fixed or contingent, under or pursuant to, any statute, law, regulation or other governmental requirement to which such Obligor is subject, including but not limited to ERISA, the Oil Pollution Act of 1990 ("OPA") and any other environmental, health or safety law or regulation, in each case, which might reasonably be expected to have a material adverse effect on the condition (financial and otherwise), business prospects or the ability of such Obligor to perform its obligations under the Charter Documents; or

            (x) any Lien securing the Obligations shall fail to be perfected, valid or enforceable, or any material adverse effect shall occur respecting the value or suitability as collateral of any property encumbered by such Lien (unless the Charterer shall have provided Substitute Collateral in accordance with Section 12.5(c)), including, without limitation, any levy, attachment or seizure thereof or, subject to Section 12.5, the Lien securing the Obligations under the Mortgage shall fail to be (A) at least a second priority preferred ship mortgage (subject only to the First Mortgage (as defined in the Mortgage) at any time on or before December 31, 1997 or (B) a first priority preferred ship mortgage at any time after December 31, 1997; or

            (xi) the Upgrade Completion shall not occur on or before the date that is 150 calendar days after the date the Vessel shall have been delivered to the Shipyard in connection with the Upgrade Program; or

            (xii) an Upgrade Default shall occur and be continuing; or

           (xiii) existing Drilling Contracts on the property subject to the Mortgage or the Additional Collateral, as applicable, fail to terminate on or before the earlier of (A) June 30, 1996 or (B) the occurrence of an Event of Loss; or

            (xiv) an Event  of Default  under any  of the  Safe Harbor  Lease
                  Documents shall occur or the Charterer or any member of the Charterer Group shall fail to pay any tax indemnification payment under the Safe Harbor Lease Documents when due.

3.4   Remedies

      Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Owner may, at its option, declare this Charter to be in default; and at any time thereafter, the Owner may do, and the Charterer shall comply with, one or more of the following, as the Owner in its sole discretion shall elect:

      (a) Upon written demand (which demand shall have the effect of terminating all of the Charterer's rights to use or possess the Vessel or act as agent under the Upgrade Program), the Owner may cause the Charterer to, and the Charterer hereby agrees that it will, at the Charterer's sole cost and expense, promptly redeliver the Vessel, or cause the Vessel to be redelivered, to the Owner with all reasonable dispatch and in the same manner and in the same condition as if the Vessel were being redelivered at the expiration of the Charter Period in accordance with all of the provisions of Section 3.5, and all obligations of the Charterer under said Section shall apply to such redelivery; or the Owner or its agent, at the Owner's option, without further notice, may, but shall be under no obligation to, retake the Vessel wherever found, whether upon the high seas or at any port, harbor or other place and irrespective of whether the Charterer, any subcharterer or any other person may be in possession of the Vessel, all without prior demand and without legal process, and for that purpose the Owner or its agent may enter upon any dock, pier or other premises where the Vessel may be and may take possession thereof, without the Owner or its agent incurring any liability by reason of such retaking, whether for the restoration of damage to property caused by such retaking or for damages of any kind to any Person for or with respect to any cargo carried or to be carried by the Vessel or for any other reason. Henceforth, the Owner shall hold, possess and enjoy the Vessel, free and clear of any right of the Charterer or its successors or assigns to possess or use the Vessel for any reason whatsoever. The exercise by the Owner of its remedies under this paragraph (a) shall be without prejudice, and in addition, to any of the Owner's other remedies referred to in this Charter or any of the other Charter Documents or at law, in admiralty or equity.

      (b) The Owner, by written notice to the Charterer specifying a payment date not less than 10 days, nor more than 30 days, after the date of such notice, may require the Charterer to pay to the Owner, and the Charterer hereby agrees that it will pay to the Owner, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty and in lieu of any further Basic Hire payments hereunder, an amount equal to all unpaid Basic Hire payable on each Payment Date occurring on or before the payment date specified in such notice, plus the Stipulated Loss Value computed as of the Payment Date preceding the payment date specified in such notice plus the sum of the per diem of the Basic Hire due on the next Payment Date for each day during the period from the next preceding Payment Date to the date of such Event of Loss (or as of such payment date specified in such notice if such payment date specified in such notice is a Payment Date), together with interest on such amounts at the Overdue Rate for the period, if any, from the Payment Date as of which such Stipulated Loss Value is calculated to and including the date of actual payment. Upon such payment of liquidated damages, the Owner shall pay over to the Charterer the net proceeds of any sale, charter or other disposition of the Vessel as and when received but only after deducting all costs and expenses whatsoever incurred by the Owner in connection therewith, to the extent such net proceeds do not exceed the amount of such Stipulated Loss Value actually so paid. Nothing contained in the preceding sentence or otherwise shall require the Owner to sell, charter or otherwise dispose of the Vessel at any time.

      (c) The Owner may exercise any other right or remedy that may be available to it under applicable law, in equity or admiralty or proceed by appropriate court action to enforce the terms of this Charter or to recover damages for the breach hereof or to terminate this Charter.

      (d) The Owner or its agent may sell the Vessel at public or private sale, with or without notice to the Charterer, advertisement or publication, as the Owner may determine, or otherwise may dispose of, hold, possess, use, operate, charter (whether for a period greater or less than the balance of what would have been the Charter Period in the absence of the termination of the Charterer's rights to the Vessel) to others or keep idle the Vessel, all on such terms and conditions and at such place or places as the Owner may determine and all free and clear of any rights of the Charterer and of any claim of the Charterer in admiralty, in equity, at law or by statute, whether for loss or damage or otherwise, and without any duty to the Charterer except to the extent provided in paragraph (b) above. The Charterer and the Owner agree that 10 days' written notice of the sale to be made by the Owner or its designee or after the time in which a private sale shall occur is commercially reasonable notice for all purposes.

      In  addition,   the  Charterer  shall   be  liable  for   any  and  all
      Supplemental Hire payable hereunder before, during or after the exercise of any of the foregoing remedies and for all insurance premiums and all demurrage, docking and anchorage charges and all legal fees and any other costs and expenses whatsoever incurred by the Owner or any Investor by reason of the occurrence of any Event of
      Default or by reason of the exercise by the Owner of any right or remedy hereunder, including, without limitation, any costs and expenses incurred by the Owner in connection with any retaking of the Vessel or, upon the redelivery or retaking of the Vessel in accordance with this Section 3.4, the placing of the Vessel in the condition required by and otherwise complying with the terms of Section 3.5
      hereof.   No  right  or  remedy referred  to  in  this Section  3.4  is intended to be exclusive, but each shall be cumulative and is in addition to, and may be exercised concurrently with, any other right or remedy which is referred to in this Section 3.4 or which may otherwise be available to the Owner at law, in equity or in admiralty, including without limitation the right to terminate this Charter. There shall be deducted from the aggregate amount so recoverable by the Owner, the net balance, if any, remaining of any monies held by the Owner which would have been required by the terms hereof to have been paid to the Charterer but for the occurrence of an Event of Default. The rights of the Owner and the obligations of the Charterer under this Section 3.4 shall be effective and enforceable regardless of the pendency of any proceeding which has or might have the effect of preventing the Owner or the Charterer from complying with the terms of this Charter. No express or implied waiver by the Owner of any Event of Default shall in any way be, or be construed to be, a waiver of any further or subsequent Event of Default. To the extent permitted by applicable law, the Charterer hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Owner to sell, charter or otherwise use the Vessel in mitigation of the Owner's damages.

3.5   Redelivery of the Vessel

      Upon termination of this Charter, the Charterer shall, at its sole cost and expense not to exceed $2,500,000 as Escalated, redeliver the Vessel to the Owner at an anchorage of the Owner's choice. The Charterer shall notify the Owner in writing at least 360 days prior to the expiration of the Charter Period of the location in which the Vessel will be operating at the expiration of the Charter Period. The Charterer agrees that at the time of such redelivery the Vessel shall be free and clear of all Liens (other than Owner Liens), shall be entitled to and shall have the classification and rating required by
      Section 8.1, with no requirements, specifications or recommendations of the American Bureau of Shipping or of any governmental agency or department unfulfilled and with all required certificates in effect, shall be in compliance with all laws, conventions, treaties and customs and rules and regulations issued thereunder or applicable in any way to the Vessel or any use or operation thereof, shall be free of any insignia of the Charterer or others, shall be charter free, cargo free, safely afloat, securely moored, free of charge and be in the same good order and condition as described in the third sentence of Section 3.2, but with the Upgrade Program completed and as required by Section 8.1, ordinary wear and tear excepted; provided however, that in the event that the Owner elects not to exercise its option to purchase Severables acquired after the Delivery Date pursuant to
      Section 9.4, the Charterer shall redeliver the Vessel to the Owner with Severables comparable to the Severables aboard the Vessel when the Vessel was delivered to the Charterer pursuant to Section 3.2.
      Any Coast Guard certificates required to be issued annually with respect to the Vessel shall have been issued within 12 months of the date of redelivery of the Vessel. At the time and place of redelivery of the Vessel, the Charterer shall also deliver to the Owner all documentation, plans, drawings, specifications, logbooks, classification and inspection, records, operating manuals, records of modification, overhaul, use and/or maintenance and other warranties and documents then in its possession or control which were furnished by the manufacturers or builders of the Vessel or the Upgrade Program or any supplier of equipment on the Vessel or otherwise maintained by the Charterer. Upon redelivery of the Vessel hereunder, the Charterer, if requested in writing by the Owner, will arrange for, at the Charterer's cost and expense, docking or appropriate anchorage or storage facilities for the Vessel for a period not exceeding 150 days, including, but not limited to, any crew, staffing, materials, fuel or other costs or expenses incurred to stack the Vessel with full marine and maintenance crews.

3.6   Survey of the Vessel at End of Charter Period

      At least 120 days before redelivery of the Vessel pursuant to Section 3.5, but sufficiently in advance of such redelivery date to permit any needed repairs to be completed by such redelivery date, a joint survey shall be made by the Charterer and the Owner (with drydocking or underwater survey in lieu of drydocking and bottom painting, unless the Owner shall otherwise agree in writing) to determine the condition and fitness of the Vessel, during which survey the Vessel's tanks shall be gas-freed and the Vessel's engines and boilers opened for inspection; the redelivery survey shall meet all requirements of the next special survey of the Vessel, provided that if a special survey of the Vessel has been made, pursuant to the provisions of Article 8, within 30 months prior to such redelivery, the records of such special survey shall be taken into account in determining the scope of the joint survey required pursuant to this Section 3.6. If requested by the Owner, a surveyor from the American Bureau of Shipping shall be present and the Charterer shall permit such surveyor to examine all areas of hull and items of machinery and other parts of the Vessel. The Charterer will pay for the costs of such survey, drydocking or underwater survey in lieu of drydocking and bottom painting and the Charterer shall notify the Owner at least 10 days in advance of the time and place of such drydocking or underwater survey in lieu of drydocking, bottom painting and survey. The Charterer, at its sole cost and expense, will fully correct and repair any condition disclosed by such survey to the extent necessary to cause the Vessel, on or before the date specified for redelivery, to comply with all of the terms of Section 8.1. The term of the Charter Period shall be extended for any period necessary (a) so as to permit the survey described in this Section 3.6 to occur at least 120 days before redelivery of the Vessel pursuant to Section 3.5 whether as a result of this Vessel's use in completing a Drilling Contract in progress under Section 3.1(b) or otherwise; and (b) to make such repairs. During such extension period, if any, all of the obligations of the Charterer under this Charter applicable during the Charter Period shall continue in respect of such extension period. Upon redelivery of the Vessel under this or the preceding paragraph, the Charterer, if requested in writing by the Owner, will provide docking or appropriate anchorage or storage facilities for the Vessel (if available at the designated port) for a period not exceeding 150 days at the Charterer's cost and expense, including, but not limited to, any crew, staffing, materials, fuels or other cost or expense to stack the Vessel with full marine and maintenance crews.

3.7   Purchase Option.

      No more than 540, but no less than 360 days prior to the Expiration Date, the Charterer may, so long as no Default or Event of Default has occurred and is continuing, give the Owner irrevocable written notice (the "Expiration Date Election Notice") that the Charterer elects to exercise its option to purchase the Vessel. If the Charterer elects to exercise such option, then the Charterer shall pay to the Owner on the Expiration Date an amount in immediately available funds equal to the Purchase Option Price and, upon receipt of such amount plus all other amounts payable under this Charter and the other Charter Documents, the Owner shall transfer all of the Owner's right, title and interest in the Vessel, such transfer shall be "AS IS," "WHERE
      IS," without recourse and without any representation or warranty of any kind or nature whatsoever, either express or implied (except for the absence of Liens arising as a result of claims against the Owner for which the Owner is not entitled to indemnification from the Charterer or any Guarantor or the payment or discharge of which is not the obligation of the Charterer or any Guarantor), in the Vessel's then-current physical condition and without any other representation or warranty on the part of, or recourse to, the Owner.

3.8   Determination of Purchase Option Price

      During the period from the delivery of the Expiration Date Election Notice to the Owner until 210 days prior to the Sale Date, the Charterer and the Owner may mutually agree on the Fair Market Sale Value of the Vessel as of the Sale Date, and if the Charterer and the Owner fail to so agree, such Fair Market Sale Value shall be determined not less than 90 days before the Sale Date by application of the Appraisal Procedure.


                                  ARTICLE 4
                           NATURE OF COMPENSATION

4.1   Absolute Obligation

      The obligation of the Charterer to pay to the Owner the fees, rates, hires, indemnities and reimbursements specified in this Charter shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, and the Charterer waives (and agrees not to allege or pursue) any right to any such defense, including without limitation, (a) any setoff, counterclaim, abatement, reduction, recoupment, defense, or other right that the Charterer may have against the Owner or any other Person, firm, company, or entity for any reason whatsoever; (b) any unavailability of the Vessel after its delivery to the Charterer for any reason; (c) any damage, loss or destruction of or damage to the Vessel or interruption, restriction, interference, or cessation in the use or possession thereof by the Charterer for any reason whatsoever, at whatever time and of whatever duration; (d) any confiscation, expropriation, nationalization, requisition, seizure, inability to export, deprivation, or other taking of title to or possession or use of the Vessel or any part thereof by any government or governmental authority or otherwise; (e) any restriction on possession or use of the Vessel; (f) the interference with or prohibition of the Charterer's possession or use of the Vessel; (g) any invalidity or unenforceability or lack of due authorization or other infirmity of this Charter or the lack of right, power or authority of any Obligor or the Owner to enter into this Charter or any Charter Document; (h) any default by the Owner; (i) any defect in the title, condition, quality or fitness for a particular purpose of the Vessel or other property or service provided hereunder;
      (j) any amendment or modification of or supplement to the Charter Documents, any agreements relating to any thereof or any other instrument or agreement applicable to the Vessel or any part thereof, or any assignment or transfer of any thereof, or any furnishing or acceptance of additional security, or any release of any security, or any failure or inability to perfect any security; (k) any failure on the part of the Owner, the Owner Group or any Investor or any other Person to perform or comply with any term of any instrument or agreement; (l) any waiver, consent, change, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or this Charter; (m) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or similar proceeding with respect to any Obligor, the Owner, the Owner Group or any Investor, or their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding, including, without limitation, any termination or rejection of this Charter by any court or any trustee, receiver or liquidating agent of any Obligor, the Owner Group, any Investor, or the Owner or of any of their respective properties in connection with any such proceeding; (n) any assignment or other transfer of this Charter by the Charterer or the Owner or any lien, charge or encumbrance on or affecting the Charterer's estate in, or any subchartering of, all or any part of the Vessel; (o) any libel, attachment, levy, detention, sequestration or taking into custody of the Vessel, or any interruption or prevention of or restriction on or interference with the use or possession of the Vessel; (p) any act, omission or breach on the part of the Owner under this Charter or under any other agreement at any time existing among the Owner or any Obligor or under any other law, governmental regulation or other agreement applicable to such Persons or the Vessel; (q) any claim as a result of any other dealing between the Owner and any Obligor; (r) any ineligibility of the Vessel, or any denial of the Vessel's right, to engage in any trade or activity; (s) any failure to obtain any required governmental consent for any transfer of rights or title required to be made by the Owner under this Charter; (t) any ineligibility of the Vessel for documentation under the laws of any jurisdiction; (u) the recovery of any judgment against any Person or any action to enforce the same; (v) any defect in the seaworthiness, condition, design, operation or fitness for use or other characteristics of the Vessel; (w) any change in the ownership, direct or indirect, of the capital stock of the Owner or any of the Obligors; or (x) any other cause, circumstance, or happening, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding and whether or not any Obligor could have foreseen or shall have notice or knowledge of any of the foregoing. Except as specifically provided herein, the Charterer hereby waives any and all rights that it may now have or which at any time hereafter may be conferred upon it, by statute, at law, in admiralty or equity or otherwise, to terminate, cancel, quit or surrender this Charter.

      All payments hereunder shall be final and, once paid, be fully and finally earned and nonrefundable, and the Charterer shall not seek to recover all or any part of such payment from the Owner for any reason whatsoever.

      The Charterer shall remain obligated under this Charter in accordance with its terms and shall not take any action to terminate, rescind or avoid this Charter, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Owner, any governmental authority or any other Person, or any action with respect to this Charter or any Charter Document which may be taken by any trustee, receiver or liquidator of the Owner, any governmental authority or any other Person or by any court with respect to the Owner or any governmental authority. The Charterer hereby waives all right (i) to terminate or surrender this Charter or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any amount payable hereunder. The Charterer shall remain obligated under this Charter in accordance with its terms and the Charterer hereby waives any and all rights now or hereafter conferred by statute, at law, in admiralty or equity or otherwise to limit or modify any of the Owner's rights or remedies or any of the Charterer's rights, remedies, obligations or liabilities as described in this
      Charter or any Charter Document (such waiver to include, without limitation, any and all rights and remedies against a lessor under
      Article 2A of the UCC or to avoid strict compliance with its obligations under this Charter).

4.2   Net Charter

      This Charter is a net Charter and it is intended that the Charterer shall pay all costs, charges, fees, assessments, expenses, duties and taxes of every character incurred in connection with the delivery, storage, use, possession, operation, maintenance, repair, chartering, recovery, retaking, and return of the Vessel, including without limitation those described elsewhere in this Charter. The parties intend that the obligations of the Charterer hereunder shall be covenants and agreements that are separate and independent of the Owner's obligations hereunder or hereafter arising or existing and shall continue unaffected.

                                  ARTICLE 5
                               UPGRADE PROGRAM

5.1   Scope of Upgrade; Title to Upgrade

      The Owner recognizes and agrees that the Charterer has entered into the Upgrade Contract to provide for the upgrade of the Vessel in accordance with the terms thereof and the other plans, schedules, and specifications for the Upgrade Program set forth on Schedule B. The Charterer shall implement the Upgrade Program as agent on behalf of the Owner, subject to the terms and conditions of this Article 5 and the Upgrade Program. The Charterer and the Owner agree that (a) the Charterer will, in accordance with Section 5.9, pay for that portion of the Upgrade Program that constitutes Upgrade Maintenance and shall in accordance with Section 5.9 pay for and be reimbursed for that portion of the Upgrade Program that constitutes Upgrade Nonserverables. and shall pay for, own and have title to, that portion of the Upgrade Program that constitutes Upgrade Severables, in each case, subject to the Owner's rights under Sections 5.2 and 9.4 and (b) the Owner will, in accordance with Sections 5.6 and 5.9, pay for, own, and have title to, that portion of the Upgrade Program that constitutes Upgrade Nonseverables and such Upgrade Nonseverables shall be chartered to the Charterer in accordance with the terms and subject to the conditions and requirements hereof and subject to the Charterer's rights under Section 3.7.

5.2   Assignment of Rights Under Upgrade Program

      The Charterer  hereby assigns, transfers  and sets over  unto the Owner
      (a) all of the Charterer's right, title and interest in and to all agreements, including, without limitation, the Upgrade Contract, entered into prior to the Delivery Date with any shipyard, contractor, manufacturer, supplier or vendor relating to the Upgrade Program, including, without limitation, any and all plans, specifications, diagrams, designs or similar matters relating thereto (collectively, the "Upgrade Agreements") and (b) all claims for damages in respect of the Vessel arising as a result of any default by any such shipyard, contractor, manufacturer, supplier or vendor under any such Upgrade Agreements, including, without limitation, all claims arising under any warranty and indemnity provisions contained therein, as well as all claims arising thereunder. The Charterer shall at its sole cost and expense grant a lien to the Owner upon its rights in any property acquired under the Upgrade Program as security for its obligations hereunder pursuant to documentation in form and substance satisfactory to the Owner.

5.3   Appointment of Upgrade Agent

      The Owner hereby appoints the Charterer to act as the Owner's agent for the implementation of the Upgrade Program in accordance with, and subject to, the terms and conditions of this Article 5. If an Event of Default or an Upgrade Default shall occur and be continuing, the
      Owner may, by a written order, terminate such agency, direct the Charterer to stop acting as such agent and, unless the Owner determines otherwise, complete the Upgrade, without prejudice to any other right or remedy the Owner may have against the Charterer or any Person.

5.4   Upgrade Agent's Warranties

      The Charterer acknowledges that the terms of the Upgrade Contract are sufficient to have enabled it to determine the Upgrade Nonseverable Cost, that the amount described in clause (i) of the definition of Upgrade Nonseverable Cost is just and reasonable compensation for that portion of the Upgrade that constitutes Upgrade Nonseverables, and that the Upgrade Agreements are sufficient to enable the Contractor to implement the Upgrade Program as described in Schedule B.

5.5   Upgrade Agent's Duties

      Until the Charterer's agency is terminated pursuant to Section 5.3:

      (a) The Charterer will administer the Upgrade Program as described herein. The Charterer will be the Owner's representative until final payment under the Upgrade Agreements is made.

      (b) The Charterer will cause the Upgrade Program to be performed in accordance with the plans, schedules and specifications of the Upgrade Agreements and those described in Schedule B.

      (c) The Charterer will visit the Shipyard at intervals appropriate to the stage of construction to monitor the progress, workmanship and quality of the Upgrade Program and to determine whether the Upgrade Program is proceeding in accordance with the terms of the Upgrade Agreements and the plans, specifications and schedules set forth on Schedule B.

      (d) The Charterer and the Owner will review and approve or take other appropriate action upon the Contractor's submission of shop drawings, product data and samples pursuant to the Upgrade Contract, but only for conformance with the design concept of the Upgrade Program and the information given in the Upgrade Contract. The progress of the Upgrade Program shall not be considered as having been delayed if such review occurs in a timely fashion.

      (e)   The Charterer  may make Change  Orders to the  extent provided in
            Section 5.6.

      (f) When the Charterer considers the Upgrade Program to be substantially complete, it shall notify the Owner and the Independent Engineer thereof and deliver to such Persons a list of incomplete or unsatisfactory items with a schedule for their completion. The Independent Engineer and/or the Owner will conduct inspections to determine the accurateness and completeness of the list and the projected date of Upgrade Completion, and will receive and forward to the Owner for the Owner's review written warranties and related documents required by the Upgrade Contract and assembled by the Contractor.

      (g) The Charterer may provide one or more representatives to assist, at the Charterer's sole cost and expense, in carrying out the Charterer's responsibilities at the Shipyard.

      (h) The Charterer shall respond to all of the Contractor's requests for interpretations of the plans and specifications, and other inquiries regarding the Upgrade Program. The Charterer will render in writing interpretations necessary for the proper execution or progress of the Upgrade, within ten (10) business days after receipt of the Contractor's requests and inquiries and shall deliver a copy thereof to the Owner.

      (i) The Charterer shall not enter into any Upgrade Agreement for the supply of materials or services to the Vessel or Shipyard which purports to grant a security interest or right of repossession to any person or entity respecting the Upgrade or the Vessel or Shipyard, or any portions thereof or chattels placed thereon.

5.6   Change Orders

      (a) The Upgrade Contract, the Upgrade Program and the Upgrade Nonseverable Cost may be changed only by Change Order. A Change Order signed by the Owner shall indicate the Owner's agreement therewith, including increases in the Upgrade Nonseverable Cost in excess of $10,000,000.

      (b) The Charterer may order or propose a Change Order within the general scope of the Upgrade Program consisting of additions, deletions or other revisions and the Upgrade Nonseverable Cost shall be adjusted accordingly; provided, however, no Change Order may increase the Upgrade Nonseverable Cost payable under the Upgrade Agreements in respect of Upgrade Nonseverables in excess of the aggregate amount of $10,000,000 without the prior written approval of the Owner. The Charterer cannot authorize payment for any extra work performed by the Contractor in connection with the Upgrade Nonseverables unless such work is expressly authorized in writing by the Charterer and, if necessary, the Owner, and all other conditions contained herein are fulfilled. All Change Orders shall be performed under the applicable conditions of the Upgrade Agreements. The Charterer shall deliver to the Owner and the Independent Engineer copies of all Change Orders and amendments to the Upgrade Contract or Upgrade Agreements.

      (c) If the Charterer enters into a Change Order that allows the Contractor to perform any such authorized extra work on an actual cost plus basis, the Charterer shall require the Contractor to furnish each week to the Charterer, duplicate payroll sheets, material tickets, and a statement of slips for all other charges, retaining a copy of each thereof, and securing on each thereof the signature of the Charterer.

5.7   Independent Engineer

      The Owner shall employ the Independent Engineer to advise the Owner with respect to the design, workmanship and quality of the Upgrade Program, the performance of work of the Charterer and the Contractor under the Upgrade Program and this Charter, the review of Change Orders, the delivery of the Reimbursement Certificate of Independent Engineer and the Completion Certificate of Independent Engineer and any other matters relating to the Vessel as the Owner may in its sole discretion determine. The Charterer shall provide to the Independent Engineer copies of all correspondence respecting the Upgrade Program received from the Contractor or its subcontractors and shall permit the Independent Engineer, the Owner and their representatives to have access and inspect the Shipyard, the Vessel and the Charterer's properties and to discuss its affairs, finances and accounts and other matters respecting the Upgrade Program with any of the Charterer, the Contractor or any of their respective employees, officers and other representatives. The Charterer will cause the Independent Engineer to have access to the Vessel at all times until the Upgrade Program is complete.

5.8   Completion

      The Upgrade Program shall be complete at the Upgrade Completion.

5.9   Payment

      The Charterer shall pay directly to the Contractor all expenses of the Upgrade Program and, upon fulfillment of the conditions set forth in
      Section 5.10, the Owner shall reimburse the Charterer on each Upgrade Payment Date in the maximum amounts and on the dates set forth below:

                  Date                                Amount
                  Delivery Date                       $2,500,000
                  March Payment Date                  $4,500,000
                  Upgrade Completion Date             balance of Upgrade
                                                      Nonseverable Cost
5.10  Reimbursement Conditions

      The Charterer shall have delivered to the Owner an appropriately completed and duly executed Certificate for Reimbursement to which is attached a bills paid affidavit and release of liens from the Contractor and invoices, instruments and other documentation in form and substance satisfactory to the Owner that the Charterer has paid such costs and expenses under the Upgrade Agreements and, except on the first Upgrade Payment Date, the Independent Engineer shall have delivered to the Owner an appropriately completed and duly executed Reimbursement Certificate of Independent Engineer.

                                  ARTICLE 6
                       REPRESENTATIONS AND WARRANTIES

6.1   Representations and Warranties of the Owner.

      To induce the Charterer to enter into this Charter and to consummate the transactions contemplated hereby, the Owner represents and warrants to the Charterer that as of the date of execution of this
      Charter:

      (a)   Organization  and  Good  Standing.     The  Owner  is  a  limited
            liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

      (b) Title. The Owner has received whatever title to the Vessel that was conveyed to the Owner pursuant to the MOA.

      (c) Authority. The Owner has taken all action required by Delaware law, and by the Limited Liability Company Agreement to authorize the execution and delivery of this Charter. This Charter constitutes the legal, valid and binding obligation of the Owner, enforceable against the Owner in accordance with its terms, subject to bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by general principles of equity. Neither the execution and delivery of this Charter nor, on the Commencement Date, will the consummation of the transactions by it in accordance with the terms hereof: (i) violate or conflict with any provision of the Limited Liability Company Agreement of the Owner, or (ii) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, government, government agency or instrumentality, domestic or foreign, or arbitrator binding upon the Owner, which violation or conflict is reasonably likely to prevent the Owner's performance of its obligations hereunder.

            Neither the execution and delivery of this Charter nor the consummation of the transactions contemplated hereby will result in a breach of, or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under or otherwise give any person the right to terminate any mortgage, indenture, loan or credit agreement, lease, license, contract or any other agreement or instrument to which the Owner is a party or by which it or any of its properties is bound or affected.

      (d) EXCEPT AS EXPRESSLY SET OUT IN THIS SECTION 6.1, OWNER EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES, INCLUDING WITHOUT LIMITATION, SEAWORTHINESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WITH RESPECT TO PATENT INFRINGEMENT, VALUE, USE, CONDITION, SUITABILITY, CLASS, OPERATION, COMPLIANCE WITH LAWS, DESIGN, CONFORMANCE WITH SPECIFICATIONS, OR ABSENCE OF DEFECTS, HIDDEN, PATENT, LATENT OR OTHER.

6.2   Representations and Warranties of the Charterer.

      To induce the Owner to enter into this Charter and to consummate the transactions contemplated hereby, the Charterer represents and warrants to the Owner that as of the date of execution of this
      Charter:

   (a) Organization and Good Standing. The Charterer is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and is duly qualified or licensed and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases any facility or property or has any office, or in which the character of its business or operations requires such qualification or licensing, in each case related to the subject matter of this Charter or any of the Charter Documents.

   (b) Authority. The Charterer has taken all action required by law, its Certificate of Incorporation, as amended, and its By-Laws to authorize the execution and delivery of this Charter and each of the Charter Documents to which it is a party. This Charter and each of the Charter Documents to which it is a party constitute the legal, valid and binding obligations of the Charterer, enforceable against the Charterer in accordance with their respective terms, subject to bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by general principles of equity. Neither the execution and delivery of this Charter or any of the Charter Documents, nor on the Delivery Date, will the consummation of the transactions by it in accordance with the terms hereof or thereof: (i) violate or conflict with any provision of its Certificate of Incorporation or By-Laws, (ii) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, government, government agency or instrumentality, domestic or foreign, or arbitrator binding upon it, or (iii) create any conflicts or resulting liens or require any consents that the Charterer has not obtained.

          Neither the execution and delivery of this Charter and each of the Charter Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby will result in a breach of, or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under or otherwise give any person the right to terminate any mortgage, indenture, loan or credit agreement, lease, license, contract or any agreement or instrument to which the Charterer is a party or by which it or any of its properties is bound or affected.

   (c) Litigation. There is no action, suit, proceeding, claim or investigation pending or, to the best of the Charterer's knowledge after due and reasonable inquiry, threatened against or affecting the Charterer or any of its properties or related to the subject matter of this Charter or any of the Charter Documents before any court, government agency or regulatory authority (federal, state, local or foreign) that questions the validity or enforceability of this Charter or any Charter Document or is reasonably likely to impair its ability to perform its obligations under this Charter or any of the Charter Documents or to cause a material adverse effect on the business, financial condition or prospects of the Charterer. There are no orders, writs, judgments, stipulations, injunctions, decrees, determinations, awards or other decisions of any court, government or governmental agency or instrumentality, domestic or foreign, or any arbitrator outstanding against the Charterer having or likely to have any such effect.

   (d) No Defaults. No event or condition has occurred and is continuing that constitutes, or with the lapse of time or the giving of notice or both, would constitute, an Event of Default by the Charterer or any other Member of the Charterer Group, as the case may be, under this Charter or any of the Charter Documents or a default or by the Charterer or any other Member of the Charterer Group under any indenture, trust, deed, loan agreement, lease other instrument or contract, agreement, instrument or obligation (i) under which any such Person pays, receives, borrows, lends, or is obligated or entitled to pay, receive, borrow or lend, consideration in excess of $1,000,000 to which it is a party or by which it is bound or affected, or (ii) which is reasonably likely to have a material adverse effect on the business, financial condition or prospects of the Charterer or its ability to perform its obligations under the Charter.

   (e) Obligations and Liens. Except as disclosed in writing to, and specifically consented to in writing by, the Owner, the Charterer has no outstanding obligations, or Liens on its properties, for unpaid Taxes other than Taxes incurred in the ordinary course of business, and in existence for not more than 30 days and which are not overdue unless such Taxes are, in the Owner's reasonable judgment, being contested in good faith and by appropriate Persons and proceedings.

   (f) Government Regulations. The Charterer is not in violation of and is not alleged to be in violation of any law, rule, regulation, order, permit, certificate, writ, judgment, stipulation, injunction decree, determination, award or decision of any court, government, or governmental agency or instrumentality, domestic or foreign, or arbitrator binding upon it, which violation or alleged violation is reasonably likely to have a material adverse effect on the business, financial condition or prospects of the Charterer or its ability to perform its obligations under this Charter or any of the Charter Documents.

   (g) No Labor Unrest. There are no strikes or other significant labor disputes in progress or pending or, to the best of the Charterer's knowledge after due and reasonable inquiry, threatened against or affecting the Charterer.

   (h) Pollution Regulations. Neither the Charterer nor any member of the Charterer Group is the subject of any actual or threatened environmental, health or safety investigation or enforcement proceeding related to its operations or business or the subject matter of this Charter or any of the Charter Documents. To the best of the Charterer's knowledge after due and reasonable inquiry, the Charterer is in compliance with all applicable laws and regulations relating to pollution control and environmental, health and safety matters in all jurisdictions in which the Charterer is doing business.

   (i) Providing of Information. All information that the Charterer at any time furnishes the Owner for use in any statement, application or other filing provided for in this Charter or any of the Charter Documents, does or shall (as the case may be) meet all requirements of applicable laws, rules and regulations and does not or shall not (as the case may be) as of the date prepared or delivered to the Owner contain any statement which is false or misleading with respect to any material fact and does not or shall not (as the case may be) as of the date prepared or delivered to the Owner omit any material fact required to be stated therein or necessary in order to make such information not false or misleading for the purpose for which such information was furnished and no correction of any information or omission that is no longer true and correct in all material respects that has not been made need be made or updated in order to make such information, taken as a whole, not false or misleading in any material respect. For purposes of this Section 6.2(i), "information" includes, without limitation, all information contained in the data sheets, projections, pro forma sources and uses, the Drilling Contracts, the "M.G. Hulme, Jr." 1,000 Meter Water Depth Upgrade Shipyard Specification, Rev. 5, dated October 21, 1995 by D.N. Edelson,
          Project Engineer, the Enserch-Green Canyon Analysis, dated September 11, 1995 and the Reading & Bates Corporation/GATX Due Diligence Confidential Binder, dated July 20, 1995, in each case as provided to the Investors prior to the date hereof.

          Each audited income statement, balance sheet and statement of operation and cash flows dated as of December 31, 1994 and for the fiscal year then ended and the unaudited income statement, balance sheet and statement of operation and cash flows dated as of September 30, 1995 and for the nine months then ended were prepared in accordance with generally accepted accounting principles, consistently applied, are true, complete and correct, and fairly present the financial condition, the results of operations and cash flows for Reading & Bates and its consolidated subsidiaries, including the Charterer, for the dates and periods stated; and there is no outstanding Debt, lien or liability, whether direct or contingent, that is material to the Charterer and not shown in such financial statements.

   (j)    Insurance.   The  Charterer maintains  insurance listed on Schedule
          C and other insurance in a manner consistent with persons engaged in the same or similar business and in compliance with this Charter.

   (k)    Certain Federal Laws and Requirements.

           (i) The Charterer and its affiliates are exempt from the Public Utility Holding Company Act of 1935.

          (ii) None of the Charterer and its subsidiaries, whether separately or together, is an investment company under the Investment Company Act of 1940.

         (iii) Except as expressly identified in this Charter, neither the Charterer nor any affiliate of the Charterer, as that term is defined in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), has any material unfunded ERISA liabilities.

   (l) Permits and Authorizations. The Charterer has obtained all governmental permits, authorizations, certificates and approvals and given or made all notices and filings required under applicable law for the execution, delivery and performance of this Charter and the other Charter Documents and its possession, use and operation of the Vessel. Without limiting the generality of the foregoing, and more specifically, the Charterer has and maintains all environmental, health and safety permits necessary or appropriate for its operations and all such permits are in good standing and the Charterer is in compliance with all terms and conditions of such permits and all applicable environmental, health or safety requirements of law.

                                  ARTICLE 7
                       USE AND OPERATION OF THE VESSEL

7.1   Use of the Vessel

   The Charterer shall have the full use of the Vessel and may, subject to the terms and conditions of this Charter, employ the Vessel as a semisubmersible drilling unit throughout the world consistent with its design capability, except that the Vessel shall not be used contrary to and shall comply with (a) all applicable laws or regulations of any governmental authority, treaties or conventions (including, but not limited to, all environmental, health and safety laws) and (b) the terms or policies of any insurance then required hereunder; and provided that, with respect to the use or possession of the Vessel outside of the territorial waters and/or the Outer Continental Shelf of the United States, the Charterer shall give such indemnities suitable to the Owner in an amount and form, and obtain and continue such additional insurance coverage, in such amounts, having such terms and conditions and with such carriers, as the Owner may reasonably require at any time or from time to time in connection with the use or possession of the Vessel in any given area outside the territorial waters and/or the Outer Continental Shelf of the United States. The Charterer, in respect of the Vessel, shall at all times comply with all applicable laws and regulations (including, but not limited to, all environmental, health and safety laws), and with the applicable provisions and conditions of all licenses, permits, consents and approvals of any governmental authority.

7.2   Manning, etc., of the Vessel

   During the Charter Period, the Charterer shall have the exclusive possession and control of the Vessel and shall man, victual, navigate and operate, supply, fuel, maintain and repair the Vessel at its own expense or by its own measurement and shall pay all other charges and expenses of every kind and nature whatsoever incidental to the possession, use and operation of the Vessel. During the Charter Period, the possession, use, operation and maintenance of the Vessel shall be at the sole risk, cost and expense of the Charterer until redelivery pursuant to the terms hereof upon the termination or expiration of this Charter. As between the Owner and the Charterer, the Offshore Installation Manager, officers and crew of the Vessel and all other persons at any time on board the Vessel shall be deemed to be engaged and employed exclusively by the Charterer and shall be deemed to be and remain the Charterer's servants, navigating and working the Vessel solely on behalf of and at the risk of the Charterer and the Charterer shall hold each Indemnitee harmless from any and all claims against it by, or as the result of any act or omission of, any such Offshore Installation Manager, officer, member of the crew or other person. The Charterer assumes and shall satisfy all costs and liabilities incurred in connection with all salvage services received by the Vessel.

7.3   Documentation of the Vessel

   At or before the time of delivery of the Vessel to the Charterer hereunder on the Delivery Date, the Charterer shall cause the Vessel to be documented for foreign trade in the name of the Owner at the Charterer's sole cost and expense under the laws and the flag of the United States of America. Neither the Owner nor the Charterer (without the prior written consent of the other) will do or suffer or permit to be done anything which can or might change or injuriously affect the documentation of the Vessel for foreign trade under the laws and flag of the United States of America. The Charterer covenants and agrees that it will not (a) cause or permit the Vessel to be operated in any manner which could subject the Owner to any criminal penalty, or (b) operate or locate the Vessel, or permit the Vessel to be operated or located, in any area excluded from coverage from any insurance required by the provisions of Article 15 or (c) unless there shall have been an actual or total loss or agreed or compromised total loss of the Vessel, abandon the Vessel in any foreign port. The Owner and the Charterer hereby respectively represent that they are as of the date of execution of this Charter, and covenant that they shall remain during the Charter Period, "citizens of the United States" within the meaning of Section 2 of the Shipping Act, 1916, as amended. The Charterer agrees that the Vessel will be operated solely in the domestic or foreign commerce of the United States. The Charterer shall throughout the Charter Period maintain to the satisfaction of the Owner at the Charterer's sole cost and expense such documentation of the Vessel, and shall not do or suffer or permit to be done anything which can or might change or injuriously affect the documentation of the Vessel for foreign trade under the laws and the flag of the United States or which would result in a violation of any law or regulation of the United States applicable to a vessel owned by a citizen of the United States, as defined in the Shipping Act, 1916.

7.4   General and Particular Average

   Whenever necessary, average adjusters shall be appointed by the Charterer, who shall, at the Charterer's sole cost and expense, attend to the settlement and collection of both general and particular average losses.

7.5   Site and Access

   The Charterer will be responsible for selecting and mooring the Vessel in a safe and prudent manner at a location in the Operating Area. The Charterer will conduct sea bottom condition surveys acceptable to the Owner where required by the Vessel's hull underwater surveyor at the
   Charterer's sole cost and expense and will be responsible for identifying, marking and clearing the location of all major impediments or hazards to operations or causing same to be done. Removal of all impediments or hazards shall be, as between Owner and the Charterer, at the Charterer's sole cost and expense.

7.6   Owner Liability for Materials Furnished by the Charterer

   Without limiting any indemnity provided by the Charterer, the Owner shall not be liable for any loss or damage resulting from the use or possession of equipment, materials, supplies or other items furnished by the Charterer.

7.7   Environmental and Related Reporting and Inspection

   The Charterer shall notify the Owner in writing within five days of the Charterer's obtaining notice or knowledge thereof of any (a) notice of claim that there has been a release or threatened release of any contaminant into the environment from the Vessel or any equipment, machinery or property related thereto; (b) notice of any investigation by any governmental authority evaluating whether any remedial action is necessary or appropriate to respond to any release or threatened release of any contaminant into the environment from the Vessel or any equipment, machinery or property related thereto; (c) notice that the Vessel or any equipment, machinery or property related thereto is subject to an environmental Lien; (d) the commencement or threat of any judicial, administrative or other proceeding alleging a violation of any environmental, health or safety requirements of law; or (e) any new or proposed changes to any existing environmental, health or safety requirement of law that could have a material adverse effect upon the use or operations of the Vessel or the Charterer. The Charterer shall provide from time to time documentation deemed adequate by the Owner showing the Charterer's compliance with financial responsibility requirements of all applicable environmental, health and safety laws.

7.8   Notice of Entry

   The Charterer will provide written notice within ten (10) days of entry of the Vessel into the jurisdictional waters of any foreign country or of any state or territory of the United States other than Louisiana, Texas and any other state in which the Owner has filed financing statements or taken other action to perfect its Lien upon the equipment owned by the Charterer and its Affiliates and used in connection with the Vessel.

                                  ARTICLE 8
            MAINTENANCE OF CONDITION AND CLASSIFICATION; REPAIRS

8.1   Maintenance of Classification

   The Charterer shall at all times and, at its sole cost and expense, procurement and risk (a) have exclusive control of the Vessel, (b) maintain and preserve the Vessel in accordance with good commercial maintenance practices, and keep the Vessel and her drilling and other equipment in good running order, condition and repair, so that the Vessel shall be tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy and in good operating condition, and (to the extent that such prescribes a standard of maintenance that exceeds the foregoing standard in any respect) in the condition, running order and repair which equals or exceeds industry standards and the condition, running order and repair of vessels and their equipment owned by the Charterer of like kind and age, and, in addition, shall

   (i) cause the Vessel to be a semi-submersible drilling unit capable of operating in water depths of up to 850 meters, before completion of the Upgrade Program and 1,000 meters after completion of the Upgrade Program and to have technical specifications, characteristics and capabilities at least the substantial equivalent of those set forth in Schedule A hereto and after completion of the Upgrade Program as set forth in Schedule B; and

   (ii) keep the Vessel in such condition as will entitle her, during the Charter Period and at the date of redelivery to the Owner, to the highest applicable classification and rating to which an existing vessel of the same age and type can qualify under the then existing rules and standards of the American Bureau of Shipping and shall furnish to the Owner within 90 days after each anniversary of the Delivery Date and at any other time upon the request of the Owner true and correct photostatic copies of all certificates issued by the American Bureau of Shipping evidencing the maintenance of such classification.

   (iii) The Vessel shall, and the Charterer covenants that it will, at all times comply with all applicable safety, operational and maintenance requirements of the United States Coast Guard and any other United States, international or other authority and all laws, treaties and conventions, and rules and regulations (including, but not limited to, all environmental, health and safety laws) issued thereby or applicable in any way to the Vessel or any use, possession or operation thereof and shall have on board, when required thereby, valid certificates and appropriate environmental, health and safety permits showing compliance therewith. The Charterer shall, at its expense, make all modifications and alterations to the Vessel which may be necessary to comply with the provisions of this Section 8.1.

8.2   Repair

   The Vessel shall be repaired and overhauled by the Charterer and the Charterer shall install, affix and attach replacement parts thereon, at its sole cost and expense, in each case, whenever necessary to keep the same in good condition, repair and working order in accordance with
   Section 8.1 or as a result of any requirement hereof. The Vessel shall likewise be drydocked or undergo an underwater survey in lieu of drydocking, cleaned and bottom painted by the Charterer, at its expense, whenever necessary, but in any event at least as often as necessary in order to maintain the classification referred to in Section 8.1. The Charterer shall, at its expense, promptly and duly comply with all requirements of the applicable classification society including those resulting from each special survey of the Vessel. The Charterer shall, at its expense, promptly furnish the Owner with written information as to any casualty involving any loss or damage to the Vessel in excess of $500,000 and, upon request, all survey reports in connection therewith.

8.3   Drydocking or Underwater Survey in Lieu of Drydocking

   The Charterer shall give the Owner notice of each proposed drydocking or underwater survey in lieu of drydocking 20 days in advance if practicable, otherwise as long in advance as may be practicable under the circumstances. The Owner, any Investor or any authorized representative of any thereof may at any time, upon reasonable notice at its own expense (but after the occurrence of an Event of Default, at the Charterer's sole cost and expense), inspect the Vessel at drydocking or underwater survey in lieu of drydocking or otherwise, at any time or from time to time, and inspect the Vessel's logs, but neither the Owner nor any Investor shall have any duty to do so.

8.4   Required Survey

   At the request of the Owner following any explosion, release accident, storm, act of God or other event or incident that gives the Owner reasonable concern for the physical condition and operating ability of the Vessel and at the Charterer's expense, a qualified independent marine surveyor or surveyors of recognized standing, acceptable to the Owner, shall conduct a survey of the Vessel. For purpose of such surveys, the Vessel need not be drydocked (or subjected to an underwater survey in lieu of drydocking) unless required by customary survey practices for drilling vessels of similar age, type and service. The Charterer shall submit a detailed report of the independent marine surveyor to the Owner promptly upon the completion of such survey, containing:

   (a)    the location of the Vessel at the time of inspection;

   (b) the findings and recommendations of the independent marine surveyor with respect to the condition of the Vessel; and

   (c) the opinion of the independent marine surveyor as to whether the Vessel has been maintained in accordance with the terms of this
          Article 8.

                                  ARTICLE 9
                            EQUIPMENT AND STORES

9.1   Fuel, etc.

   The Owner acknowledges that such fuel, lubricating oil and unbroached consumable stores as may be aboard the Vessel at the time of its delivery to the Charterer will be the property of the Charterer.

9.2   Equipment, etc.

   The Charterer shall have the use, without additional payment to the Owner, of such equipment, outfit, furniture, furnishings, appliances, spare or replacement parts and nonconsumable stores as shall have been on board the Vessel on the Delivery Date. The same or their substantial equivalent shall be returned to the Owner on redelivery or retaking of the Vessel in the same good order and condition as received by the Charterer on the Delivery Date, ordinary wear and tear excepted, and any such items damaged or so worn in service as to be unfit for use, or used as a spare part for replacement purposes, or lost or destroyed shall be replaced by the Charterer with an identical or substantially equivalent replacement item in at least as good working order and condition as those of the replaced item when received by the Charterer on the Delivery Date at or before redelivery of the Vessel. Such replacement, whenever made, shall be deemed part of the "Vessel" for all purposes of, and its use or possession shall be subject to the terms and conditions of, this Charter.

9.3   The Charterer's Additional Equipment, etc.

   The Charterer shall at its own expense provide such additional equipment, outfit, tools, replacement parts, crockery, linen, and other items not included in inventories as provided in this Article 9 as may be required in the operation of the Vessel, and such equipment, and other items, shall become, on being placed on board the Vessel and without further act, part of the Vessel and the property of the Owner for all purposes of this Charter, provided that so long as no Default or Event of Default shall have occurred and be continuing, any such equipment and other items, so provided by the Charterer (and not required to be provided or to have been provided by Section 9.2 or any other provision of this Charter other than this Section 9.3) and capable of being removed without causing damage to the Vessel may be removed by the Charterer at the expiration of the Charter Period, and such equipment, and other items, shall become, without further act, the property of the Charterer. At least 90 days prior to delivery or retaking of the Vessel (or such lesser time as may be available in connection with any retaking), the Charterer shall give notice to the Owner of any such equipment or other items leased from third parties, which the Charterer has elected not to remove, and will furnish the Owner with copies of all leases and contracts relating thereto, and the Owner may, within 30 days thereafter (or such lesser time as may be applicable in connection with any retaking), elect to retain all or any part of such equipment on board the Vessel subject to any required approval of the lessors of such equipment. Upon redelivery or retaking the Owner shall assume the rights, obligations and liabilities of the lessee under such leases arising subsequent to delivery or retaking in connection with any equipment that the Owner elects to so retain. The Charterer shall at its sole cost and expense remove from the Vessel any such leased equipment which the Owner does not so elect to retain and shall cause to be repaired at its sole cost and expense any damage to the Vessel or any part or property thereof resulting in any manner from the Charterer's removal of any equipment.

   By its acceptance of the Vessel upon delivery, the Charterer represents and warrants to the Owner that there is on board the Vessel an inventory of equipment, outfit, appliances, tools, replacement parts, nonconsumable stores, crockery, linen, and other items, as in the reasonable judgment and experience of the Charterer are necessary or appropriate to the possession, use and operation of the Vessel and the Charterer hereby covenants that, subject to Section 9.3, upon redelivery or retaking of the Vessel by the Owner, such inventory, which may include replacement items of equivalent value, shall be on board the Vessel.

9.4   Title to Improvements; Option to Purchase

   Title to Nonseverables of the Vessel acquired after the Delivery Date shall without further act vest in the Owner and shall be deemed to constitute a part of the Vessel and be subject to this Charter. Title to all Severables of the Vessel acquired after the Delivery Date (other than Severables that replace or substitute for Severables that have been provided by the Owner, the title to which shall vest in the Owner) shall vest in the Charterer; provided, however, that the Charterer may not remove any thereof from the Vessel (except to the extent subsequently replaced or worn out) prior to the end of the Charter Period except that the Charterer may, so long as no Default or Event of Default shall have occurred and be continuing, remove at the Charterer's expense and risk any such Severables, provided, further, that the Owner may elect to purchase for cash any such Severables at the time of redelivery of the Vessel to the Owner in accordance with any of the provisions of this
   Charter. Contemporaneously with its delivery of the Expiration Date Election Notice, the Charterer shall notify the Owner of the Severables described above that it intends to remove. To exercise the election referred to in the second proviso to the second preceding sentence of this Section 9.4, the Owner shall give to the Charterer written notice of its election to purchase on or prior to such redelivery. The purchase price of such Severables shall be equal to the Fair Market Sale Value thereof, as of the date of purchase as determined by mutual agreement or, in the absence of such agreement, by the Appraisal Procedure. The Charterer shall repair any damage caused by the removal of any Severables to the Owner's reasonable satisfaction.

9.5   No Lease of Essential Severables

   The Charterer shall not lease any Severables that are necessary or appropriate for the use, possession or operation of the Vessel in accordance with the terms and conditions of this Charter and the Charter Documents but shall hold good and marketable title to all such Severables that are, in accordance with industry practice, customarily owned by drilling contractors engaged in businesses similar to the Charterer's business, free and clear of all Liens other than Permitted Liens.

                                 ARTICLE 10
             THE CHARTERER'S CHANGES, ADDITIONS AND REPLACEMENTS

10.1  Structural Changes or Alterations; Installation of Equipment, etc.

   Except as may be required by Article 8 or 9 or the Upgrade Program, the Charterer shall not make any structural changes or alterations in the Vessel, or any change, alteration, addition or improvement to the Vessel that is Nonseverable (except for changes, alterations, additions or improvements required to be made pursuant to applicable law), and shall make no material changes or alterations in the Vessel's machinery or boilers, unless and to the extent that, in each instance, (a) it first secures written approval of the Owner (which may be withheld in the Owner's sole discretion if such change or alteration would materially change the type or character of the Vessel or would adversely affect Owner's status as a lessor for federal income tax purposes, but otherwise such approval shall not be unreasonably withheld) and (b) any such change or alteration is made at the Charterer's expense and risk and does not diminish the value, utility, useful life or seaworthiness of the Vessel below the value, utility, useful life and seaworthiness of the Vessel immediately prior to such change if the Vessel were then in the condition and state of seaworthiness required to be maintained by the terms of this Charter. Subject to the foregoing provision, the Charterer may install any pumps, gear or equipment it may require in addition to that on board the Vessel on delivery, provided that such installations are accomplished at the Charterer's sole cost, expense and risk. Pumps, gear and equipment so installed shall, without necessity of further act, become part of the Vessel and the property of the Owner; provided that so long as no Default or Event of Default shall have occurred and be continuing, any such pumps, gear or equipment not required to be installed in order to meet the requirements of Articles 8 and 9 and not installed as replacements for property included in the Vessel on the date hereof are subject to the Owner's option to purchase set forth in Section 9.4, and, if not purchased by the Owner, may be removed (so long as such removal can be accomplished without damage to the Vessel) by the Charterer, at its own expense and risk, at any time during, or at the expiration of, the Charter Period, whereupon such pumps, gear or equipment shall, without necessity of further act, become the property of the Charterer.

10.2  Replacement of Parts

   In addition to the permitted structural changes or alterations and the addition of pumps, gear and equipment referred to in Section 10.1, the Charterer may, in the ordinary course of maintenance, repair or overhaul of the Vessel, remove any item of property (including any item referred to in Section 9.2 or 9.3 constituting a part of the Vessel), provided such item is replaced as promptly as possible by an item of property which is free and clear of all Liens and is in as good operating condition, working order and repair, and is as seaworthy as, and has a value, useful life and utility at least equal to that of, the item of property being replaced (including each item of equipment) and assuming the Vessel is in the working order, condition and repair and state of seaworthiness required by the terms of this Charter. Any item of property so removed from the Vessel shall remain the property of the Owner until replaced in accordance with the terms of the preceding sentence, but shall then, without further act, become the property of the Charterer but shall remain subject to the Owner's option to purchase set forth in Section 9.4. Any such replacement item of property shall, without further act, become the property of the Owner, deemed part of the "Vessel" as defined herein for all purposes, and its use and possession shall be subject to the terms and conditions hereof.

10.3  Vessel Markings

   The Charterer shall not allow the name of any person, association or corporation, other than as required hereby, to be placed on the Vessel (other than the current name of "M. G. Hulme, Jr.") as a designation which might be interpreted as indicating a claim of ownership thereof by any person, association or corporation other than the Owner, but, for purposes of identification, the Charterer shall have the right at its sole cost and expense to paint the Vessel in its own colors, to install and display its stack insignia or name, and to fly its own house flag, or to utilize the colors, insignia, name or flag of any Affiliate of the Charterer. The Charterer shall notify the Owner of each such choice of colors, name, insignia or flag before making any such change.

                                 ARTICLE 11
                            ADDITIONAL COVENANTS

11.1  General Covenants

   From and after the date of execution of this Charter and until the termination or expiration of this Charter, the Charterer shall:

   (a) continue its business as presently conducted and maintain its existence, rights and privileges;

   (b) comply with its obligations set forth in this Charter and all applicable laws (including, without limitation, all environmental, health and safety laws); and

   (c)    maintain  its  books  and  records  in  compliance  with  generally accepted accounting principles, consistently applied with such adjustments or changes as to which the independent public accountants referred to in Section 11.3 concur.

11.2  No Impairment

   Notwithstanding any other contract or other claim of right, from and after the date of execution of this Charter and until the termination or expiration of this Charter, the Charterer Group shall not enter any contract or agreement or perform or omit any act that in any way materially limits or impairs, or the effect of which would be to materially limit or impair, the ability of any member of the Charterer Group to comply with and fulfill its obligations set forth in the Charter Documents.

11.3  Financial Information

   The Charterer will furnish, or cause to be furnished, to the Owner and each Investor:

   (a) within 45 days after the end of each of the first three fiscal quarters during each fiscal year of Reading & Bates, a consolidated balance sheet of Reading & Bates and its consolidated Subsidiaries as of the close of each such fiscal quarter, together with a consolidated income statement and consolidated statement of cash flows of Reading & Bates and such Subsidiaries for such fiscal quarter, in each case setting forth in comparative form the corresponding consolidated figures for the same period of the next preceding fiscal year, all in reasonable detail and certified by the chief financial officer of Reading & Bates as being true, complete and correct and as fairly presenting the financial condition and the results of operations of the respective corporations covered thereby, subject to year-end adjustments;

   (b) within 90 days after the close of each fiscal year of Reading & Bates, (i) audited consolidated balance sheets of Reading & Bates and its consolidated Subsidiaries as of the close of such fiscal year, together with consolidated profit and loss statements and consolidated statements of cash flows of Reading & Bates and such Subsidiaries for such fiscal year, certified as being true, complete and correct by Arthur Andersen & Co. or independent public accountants of comparable national standing and reputation as fairly presenting the consolidated financial position, results of operations and cash flow of Reading & Bates and such Subsidiaries as of the end of such fiscal year and the consolidated results of their operations for such fiscal year, and as fairly presenting in all material respects in conformity with generally accepted accounting principles applied on a basis consistent with prior fiscal years with such adjustments or changes as to which such independent public accountants concur; and (ii) an update of the Contract Data Sheet previously submitted to the Investors (including, but not limited to, rig and contract status and updated annual budget) true, complete and correct and fairly presenting the information contained therein as of the date and of its submission to the Owner and the Investors);

   (c) within 30 days after the filing thereof with the Securities and Exchange Commission, a copy of each report, form or prospectus filed by Reading & Bates or any of its Subsidiaries with the Securities and Exchange Commission, within three days of the issuance of any press release or similar materials issued by Reading & Bates or any of its Subsidiaries; and

   (d) such other financial or other information relating to the affairs of Reading & Bates and its consolidated Subsidiaries as the Owner or any Investor may from time to time reasonably request.

11.4  Compliance Certificates

   The Charterer shall furnish or cause to be furnished, to the Owner and the Investors:

   (a) within 45 days after the end of the first, second and third quarterly accounting period in each fiscal year of Reading & Bates, and within 90 days after the end of each fiscal year of Reading & Bates, a certificate of the Chairman, the President or a Vice President and the Chief Financial Officer of Reading & Bates stating that the Charterer and each Guarantor has performed and complied with all the terms and provisions of this Charter or the Guaranty and/or the other Charter Documents, as the case may be, or, if there shall have been an Event of Default hereunder or if any Guarantor shall be in default under the Guaranty, specifying all such defaults and the nature thereof of which the signer of such certificate may have notice or knowledge;

   (b) within 90 days after the end of each fiscal year of Reading & Bates, a certificate of the independent public accountants reporting on the financial statements for such year (i) stating that their examination in connection with such financial statements has been made in accordance with generally accepted auditing standards and has included a review of the relevant terms of the Guaranty, the Charter and the other Charter Documents, (ii) stating whether or not such examination has disclosed the existence, during or at the end of such year, of any default by the Charterer or any Guarantor in the observance of any of the terms of the Guaranty, this Charter or the other Charter Documents, insofar as they relate to accounting matters, and, if such examination has disclosed any such default, specifying all such defaults and the nature thereof (it being understood that such accountants shall not be liable for any failure to obtain knowledge of any such default which would not be disclosed in the course of such examination), and (iii) stating that they have reviewed the certificate of the officers of Reading & Bates, delivered with respect to such year pursuant to paragraph (a) of this Section 11.4, and confirming the matters set forth in such certificate;

   (c) promptly after Reading & Bates' receipt thereof, any audit management letter or similar document submitted after the date hereof by independent accountants in connection with each annual or interim audit made by such accountants with respect to the financial condition or affairs of Readings and Bates or any Guarantor; and

   (d) as promptly as practicable (but in any event not later than 15 days) after any officer of the Charterer or any Guarantor obtains notice or knowledge of the occurrence of any default (which has not been remedied or waived) in the performance or observance of any of the terms or provisions of the Guaranty or any of the other Charter Documents or any Event of Default under the Charter, a certificate of either the Chairman, the President or a Vice President and the Chief Financial Officer of the Charterer or Guarantor (as the case may be) describing the default or Event of Default and stating the date of commencement thereof, what action the Charterer proposes to take with respect thereto and the estimated date when it will be remedied.

11.5  Further Assurances, etc.

   The Charterer shall, at its sole cost and expense, promptly and duly execute, acknowledge and deliver to the Owner such further documents, instruments, financing and similar statements and assurances and take such further action as the Owner may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Charter or the Charter Documents, to establish and protect the rights and remedies created or intended to be created in favor of the Owner hereunder or under the Charter Documents, and to protect the title of the Owner in and to the Vessel. The Charterer shall also promptly furnish to the Owner such information as may be required to enable the Owner timely to file any reports required to be filed by it as the owner under the Charter or as the owner of the Vessel with any governmental authority.

11.6  Maintenance of Corporate Existence, etc.

   The Charterer shall at all times maintain its corporate existence except as permitted by Section 11.7 and will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises; provided that (a) it shall not be required to preserve any right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of its business and (b) the loss thereof does not materially adversely affect or diminish the rights of the Owner or any Investor.

11.7  Conditions of Consolidation, Merger, etc.

   The Charterer shall not consolidate with or merge into any other corporation or convey, transfer, or lease, all or substantially all of its assets as an entirety to any Person, unless each of the following conditions is satisfied:

   (a) The Person formed by such consolidation, merger or acquisition by conveyance, transfer or lease all or substantially all the assets of the Charterer as an entirety (the "Resulting Entity"), shall, at the same time, by consolidation, merger, conveyance, transfer or lease, acquire all or substantially all of the assets of the Guarantor as entireties, shall be a citizen of the United States within the meaning of the Shipping Act, 1916 or shall have obtained the approval of the U.S. Maritime Administration for any such consolidation, merger (and the Owner and the Investors, without any expense to any of the foregoing, shall have received an opinion of counsel selected by the Owner as to such citizenship of the United States of such Person, in form and substance satisfactory in all respects to the Owner), and shall be a corporation organized and existing under the laws of one of the several states of the United States of America or the District of Columbia. Such Person, prior to or upon the occurrence of any such transaction, shall execute and deliver to the Owner an agreement in form and substance satisfactory to the Owner, containing an assumption by such Person of the due and punctual performance and observance of each covenant and condition of the Charter and the Charter Documents to be performed or observed by the Charterer.

   (b) Before and immediately after giving effect to such transaction, no Default, or Event of Default shall have occurred and be continuing.

   (c) After giving effect to such transaction, the rating of the long-term unsecured senior debt or implied long-term unsecured senior debt rating of the Resulting Entity shall be and shall be maintained for six months thereafter at least "B+" by S&P and, if rated by Moody's, at least "B1".

   (d) The Charterer shall have delivered to the Owner and each Investor, prior to or upon the occurrence of such transaction, a Certificate of either the Chairman or the President and the Chief Financial Officer of the Charterer, and an opinion of counsel satisfactory to the Owner, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement described in Section 11.7(a) comply with this Section 11.7 and that all conditions precedent relating to such transaction herein provided for have been fully complied with.

   Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Charterer as an entirety in accordance with this Section 11.7, the Resulting Entity shall succeed to, and be substituted for, and any exercise of every right and power, obligation and liability of, the Charterer under this Charter and the Charter Documents with the same effect as if such Resulting Entity had been named as the Charterer herein and therein. No such conveyance, transfer or lease of all or substantially all of the assets of the
   Charterer, as an entirety shall have the effect of releasing the Charterer or any Guarantor, as the case may be, or any Resulting Entity which shall theretofore have become such in the manner prescribed in this
   Section 11.7 from its liability under this Charter, the Guaranty or the Charter Documents. Nothing contained herein shall permit any charter, subcharter or other arrangement for the use, operation or possession of the Vessel except in compliance with the applicable provisions of this Charter.

11.8 Indemnity of the Owner by Customers for Oil Pollution and Related Environmental Claims

   The Charterer shall cause each of its customers or operators under any Drilling Contract to (a) indemnify, defend and hold harmless the Owner, the Investors and their Affiliates from any and all claims, demands, liabilities, losses, damages, lawsuits and expenses respecting pollution claims resulting from the release of Crude Oil as a consequence of a blowout, crater or other cause arising out of or in connection with operations under such Drilling Contract, in accordance with normal industry practice, and any and all related environmental, health or safety matters (including, but not limited to, all cost and expense of controlling clean-up of pollution and all penalties imposed by any Person) irrespective of whether the Charterer, the Owner or any of their Affiliates may have been or may be alleged to have been negligent or otherwise legally at fault; and (b) if any customer under such Drilling Contract does not maintain (i) a consolidated tangible net worth as determined in accordance with generally accepted accounting principles of at least $500,000,000 (or be a consolidated Subsidiary of a parent entity having such consolidated tangible net worth) or (ii) a senior unsecured debt rating by S&P of "BBB-" or by Moody's of "Baa3" (or be a consolidated direct or indirect Subsidiary of a parent entity having a senior unsecured debt rating meeting such criteria), such customer shall provide (or the Charterer shall provide) operators extra expense or energy exploration and development insurance coverage in an amount of at least the difference between $150,000,000 (or such greater amount, as may be necessary to meet the applicable financial responsibility requirements under the Oil Pollution Act of 1990, or any other applicable laws, as amended from time to time) and the amount of the Charterer's contingent operators extra expense or energy exploration and development insurance or other coverage in effect at such time, with such underwriters or carriers and containing such terms and conditions as the Owner may require, in the form normally and customarily carried by oil and gas operators engaged in offshore drilling operations, for oil pollution liability and expense, with the Owner, Investors, the Owner Group and the Charterer named as additional insureds and having the benefit of waivers of subrogation.

                                  ARTICLE 12
                       PAYMENTS, INVOICES AND SECURITY

12.1  Basic Hire

   The Charterer shall pay to the Owner, in arrears on each Payment Date through the Primary Term, an amount equal to 1.16848% of Owner's Cost (the "Primary Term Basic Hire") as adjusted on each Upgrade Payment Date after the Delivery Date for amounts disbursed by the Owner to the Charterer pursuant to Section 5.9 according to the methodology outlined on Schedule F attached hereto, and during any Extended Term, 125% of the Primary Term Basic Hire payable on each Payment Date during such Extended Term. The payment each month of the Basic Hire shall be a continuing obligation for each month during which this Charter is in effect, and no invoice for such amount need be issued to the Charterer by the Owner. The Charterer's obligation to make such payment is unconditional and absolute during the term hereof and shall not be affected by any event of force majeure or otherwise.

12.2  Supplemental Hire

   In addition to its obligation to pay Basic Hire hereunder, the Charterer shall pay to the Owner any and all Supplemental Hire as and when the same shall become due and owing, and in the event of any failure on the part of the Charterer to pay any Supplemental Hire, the Owner shall have all rights, powers and remedies provided for herein or at law or in equity or admiralty or otherwise in the case of nonpayment of Basic Hire.

   The Charterer shall pay to the Owner, as Supplemental Hire, all costs incurred by the Owner in performing or complying with the Charter Documents if the Charterer fails to perform or comply with any of its agreements contained in this Charter, or any Charter Document including, but not limited to:

   (a) Direct and indirect cost of permits, licenses and the like required of the Owner as owner of the Vessel. Owner shall use reasonable efforts, without filing suit or incurring out-of-pocket or other additional cost or expense, to avail itself of applicable exemptions and/or reductions of such costs.

   (b) All premiums and other costs to the Owner for insurance as specified in Articles 11.8 and 15.

   (c) Unless otherwise expressly set forth herein in Section 19.2, the Charterer shall bear directly or reimburse the Owner, upon proof of payment by the Owner, all fees and expenses (including fees and expenses of the Owner's counsel) incurred by the Owner in the performance of or related to this Charter or any Charter Documents.

12.3  Payment Terms

   The Charterer shall pay all amounts for Supplemental Hire invoiced by the Owner within 10 days after receipt of such invoice. Any Basic Hire not paid when due and any invoices not paid in immediately available funds within 10 days after receipt by the Charterer shall accrue interest from the due date until paid at a per annum rate of interest equal to the Overdue Rate, computed on a basis of 360 days, for actual days elapsed. Payments shall be made by wire transfer in immediately available funds prior to 12:00 noon, New York City time, on the day when each such payment shall be due to the Owner's account at a financial institution located in the State of New York or at such other office as the Owner may from time to time designate in writing to the Charterer. All payments to the Owner hereunder shall be without any offset, counterclaim, discount or deduction and shall be made in United States Dollars. All payments to the Owner stated in this Charter are exclusive of any Taxes, including, without limitation, sales, excise, value added, stamp, documentary, transfer, ad valorem, general consumption, property, use, export, import, employment, payroll, withholding or other similar Taxes, which may be imposed on or incurred by the Owner, its employees or the Investors (other than, except as otherwise provided herein, Taxes on the net income or franchise of the Owner, its employees or the Investors), and all costs associated therewith, in connection with performance by the Owner of, or the Owner's rights under, this Charter, including the costs associated with bonds or letters of credit that are not otherwise the responsibility of the Charterer under this Charter. The Charterer shall pay the Owner the amount of all such charges, Taxes and costs upon receipt of an invoice, subject to the Charterer's right to reasonably verify the Owner's payment of such amounts. The Owner shall use reasonable efforts, without filing suit or incurring any out-of-pocket or other additional costs, to avail itself of any and all applicable exemptions and/or reductions of such taxes. The Charterer shall, at the Owner's request, pay such sums directly or post any required bonds or letter of credit required on any such items.

12.4  Invoices

   The Owner shall render to the Charterer a monthly invoice on or before the 15th day of each month showing all Supplemental Hire payable to the Owner for the preceding month.

12.5  Security for Obligations

   (a) To secure the Obligations, the Obligors have executed and delivered the Security Documents. Subject to Section 12.5(b), (c), (d) and
          (e), the  Charterer shall  maintain (i) the Cunningham  Mortgage or
          (ii) any Substitute Collateral that has a fair market value at least equal to the Stipulated Loss Value at the time of any delivery of such Substitute Collateral (collectively, the "Additional Collateral") to secure the Obligations. In addition, subject to Section 12.5(e) the Charterer shall maintain the Yost Mortgage.

   (b) In the event that, at any time during the periods set forth below, the Timely Liquidation Value of the Vessel as determined in accordance with the Appraisal Procedure at such time is at least the Stipulated Loss Value at such time, neither S&P nor Moody's has a negative outlook for Reading & Bates at such time and a Drilling Contract is in full force and effect at such time that provides adequate cash flow to service the Obligations for the term of such Drilling Contract, the Charterer may request a reduction in the amount of Additional Collateral as follows:

      (i) after the fourth anniversary of the Delivery Date and so long as (A) the rating of S&P of the Rated Securities is at least "BB+" and the rating, if any, of Moody's of the Rated Securities is at least "Ba1", and (B) no Default has occurred, the Timely Liquidation Value of the Jim Cunningham or the
             Timely Liquidation Value of Substitute Collateral (as determined by the Appraisal Procedure) required to be maintained  shall be  reduced  to  50% of  the  Stipulated Loss
             Value;

      (ii) after the seventh anniversary of the Delivery Date and so long as (A) the rating of S&P of the Rated Securities is at least "BBB-" or higher by S&P and the rating, if any, of Moody's of the Rated Securities is at least "Baa3", and (B) no Default has occurred, no Additional Collateral shall be required to be maintained; or

      (iii) at any time, and so long as (A) the rating of S&P of the Rated Securities is at least "BBB+" or higher by S&P and the rating, if any, of Moody's of the Rated Securities is at least "Baa1", and (B) no Default has occurred, no Additional Collateral shall be required to be maintained.

   (c) The Owner shall release its lien and security interest in that portion of the Additional Collateral that is in excess of the Additional Collateral (the "Released Collateral") the Charterer is required to maintain pursuant to Section 12.5(b). From and after such release the Charterer shall maintain such Released Collateral or other property (the "Negative Pledge Property") mutually agreed upon by the Owner and the Charterer that has a Timely Liquidation Value equal to the Stipulated Loss Value at the time of such release, free and clear of all Liens (other than Permitted Liens as defined in the Cunningham Mortgage). The Charterer shall immediately notify the Owner and each of the Investors of the occurrence of any event that would not entitle the Charterer to maintain reduced Additional Collateral pursuant to Section 12.5(b) and shall promptly reinstate or grant, as the case may be, Liens upon the Negative Pledge Property or, with the approval of the Owner, provide other Substitute Collateral in accordance with
          Section 12.5(d) as required under Section 12.5(b).

   (d) The Charterer shall be entitled to exchange collateral for the Obligations (other than the Yost Mortgage) or discharge its obligation to reinstate Additional Collateral or Substitute Collateral by providing substitute property as collateral securing the Obligations (the "Substitute Collateral") if each of the following conditions precedent shall have been satisfied:

      (i) The Charterer shall have notified the Owner of its intention to provide Substitute Collateral, which Substitute Collateral shall be cash, cash equivalents, or a mobile offshore drilling unit and otherwise in all respects satisfactory in form and substance to the Owner.

      (ii) All instruments conveying or granting to the Charterer such Substitute Collateral and any related agreements or instruments shall in all respects be satisfactory in form and substance to the Owner.

      (iii) The Owner and each of the Investors shall have received with respect to such Substitute Collateral a report at the sole cost and expense of the Charterer prepared in accordance with the Appraisal Procedure, in form and substance reasonably satisfactory to the Owner, that the fair market value of such Substitute Collateral when added to the fair market value of other Additional Collateral for the Obligations shall, after giving effect to any release, be in compliance with
             Section 12.5 (a) or (b), as applicable.

      (iv) The Charterer shall at its sole cost and expense have obtained (to the satisfaction of the Owner) all government approvals required in connection with the ownership, use, occupancy, possession, operation or ordinary maintenance of such Substitute Collateral, compliance with applicable environmental, health and safety laws and regulations and the mortgaging of such Substitute Collateral to the Owner. Each such governmental approval shall be in full force and effect.

      (v) The Charterer shall at its sole cost and expense have conducted or caused to be conducted such title examination or title review with respect to such Substitute Collateral as a reasonably prudent operator would conduct under the circumstances, and the Owner shall have approved the status of title of such Substitute Collateral. The Charterer shall have furnished to the Owner such title policy or other title assurances as it receives in connection with the acquisition of such Substitute Collateral.

      (vi) The Charterer shall at its sole cost and expense have obtained such casualty, liability and other insurance with respect to such Substitute Collateral as shall be requested by the Owner, which insurance shall in all respects comply with, and shall be in all respects subject to, Article 15. The Owner and each of the Investors shall have received a certificate of an independent insurance broker setting forth the insurance obtained in accordance with this paragraph (vi) and certifying that such insurance is in full force and effect and that all premiums then due thereon have been paid.

      (vii) The Charterer shall at its sole cost and expense have executed and delivered to the Owner or to a trustee or collateral agent designated by them and acting on their behalf, a mortgage and security agreement or other instrument or other document granting to the Owner or such trustee or collateral agent a mortgage Lien and security interest, subject to no other Liens (other than Permitted Liens as defined in the Cunningham Mortgage), in and to such Substitute Collateral, each deed, lease, assignment or other instrument of conveyance referred to in paragraph (ii) above, each government action as referred to in paragraph (iv) above, each ancillary contract and any agreement providing for the operation of such Substitute Collateral (which assignment shall be consented to by the operator, on terms satisfactory to the Owner), subject to no Liens (other than Permitted Liens as defined in the Cunningham Mortgage). Such mortgage and security agreement or such other instrument shall be in full force and effect and shall be in all respects satisfactory in form and substance to the Owner. Each of the foregoing instruments and any necessary documents relating thereto, including, without limitation, financing statements under the applicable Uniform Commercial Code or other instruments for filing or recordation, shall have been duly recorded and filed in all public offices in which such recordation or filing is necessary in order to provide constructive notice to third parties of the interests and Liens created thereby and in order to establish, perfect, preserve and protect the validity and effectiveness thereof and the mortgage Lien and security interest created by such mortgage and security agreement or other instrument on all property purported to be subject thereto; and all taxes, fees and other charges payable in connection with any and all of the foregoing shall have been paid in full by the Charterer.

      (viii) The Owner and the Investors shall have received such environmental reports with respect to such Substitute Collateral (in form and substance satisfactory to the Owner) as they may request.

      (ix) The Owner and each of the Investors shall have received such opinions of counsel satisfactory to the Owner as to such matters relating to the acquisition of such Substitute Collateral, including the validity and enforceability of all documents and instruments referred to in this Section 12.5(d) and the validity, extent and priority of the Owner's Lien, as the Owner shall reasonably request, which opinions shall be in form and substance satisfactory to the Owner and from counsel acceptable to the Owner.

      (x) The Charterer shall have paid all costs and expenses incurred by the Owner and each of the Investors in respect of obtaining any release, Additional Collateral, the Mortgages or the Substitute Collateral, regardless of whether such release, Collateral, the Mortgages, Substitute Collateral or Additional Collateral is delivered.

      (xi) The Owner shall have received an Officer's Certificate, containing such representations and warranties with respect to such Substitute Collateral and the matters set forth in this
             Section 12.5(d) and any other matters as shall be reasonably requested by the Owner, and such other documents or evidence as to the satisfaction of the conditions set forth in this
             Section 12.5(d), as the Owner shall reasonably request.

(e) The Charterer shall be entitled to obtain a release of the Yost Mortgage if either (i) the Owner has satisfied itself that it possesses a perfected first priority lien on the Jim Cunningham or
      (ii) the Charterer has provided the Owner with a substitute letter of credit in form satisfactory to the Owner in an amount equal to the excess (the "Excess Safe Harbor Exposure") of the maximum amount of liability, whether direct or contingent, of any member of the Charterer Group under the Safe Harbor Lease Documents over the lesser of (i) $11,000,000 or (ii) the amount of such liability that is secured by the Cunningham, as determined, in each case, by Arthur Andersen & Co., or other independent expert satisfactory to the Owner (the "Safe Harbor Exposure Expert"). The amount of such letter of credit shall be subject to reduction as the Excess Safe Harbor Exposure reduces as determined by the Safe Harbor Exposure Expert. Any release shall be in form and substance reasonably satisfactory to the Owner.

                                 ARTICLE 13
                     GENERAL OBLIGATIONS AND PERFORMANCE

13.1  Independent Owner Relationships

   In the performance of this Charter, the Owner is an independent contractor. In the performance of this Charter, the Charterer is an independent contractor and shall control and direct the operation of the Vessel and the performance of the details of the work to be performed by the Charterer's personnel and shall be responsible for the results of such work, all in accordance with the obligations imposed upon the Charterer hereunder and under the Charter Documents. The presence of and the observation by the Owner's representative(s) at the site of any work shall not relieve the Charterer from the Charterer's obligations and responsibilities hereunder.

13.2  Inspection

   The Owner shall have the right, at the Charterer's sole cost and expense, to inspect the Vessel and its book and records at all reasonable times if the exercise of such inspection right would not unreasonably interfere with the operator's operations on the Vessel at the time or any applicable governmental approval, which approvals the Charterer shall endeavor to obtain in good faith, and shall have the right to confer with and have access to the officers and employees of the Charterer and any Guarantor in connection with any such inspection. The Owner shall have the right annually to cause the Vessel to be surveyed by a marine surveyor at the Owner's (but, after the occurrence and during the continuance of any Default, the Charterer's) expense. The Charterer shall correct at its sole cost expense all material deficiencies discovered during any such survey or inspection.

13.3  Performance of the Charterer

   The Charterer shall exercise due diligence to carry out any and all operations with respect to the Vessel in a safe, workmanlike manner in accordance with good offshore industry practice, which requirement shall specifically include, not by way of limitation in any manner whatsoever, the obligations to have the Vessel under the command of an offshore instillation manager certified by and for the area in which the Vessel is operating.

13.4  Operations Outside of U.S. Waters

   In the event that the Charterer intends to operate the Vessel outside of U.S. territorial waters and/or the Outer Continental Shelf, the Charterer shall submit at least 15 days before movement of the Vessel to the intended area of operation such documentation demonstrating to the Owner's reasonable satisfaction (a) that operation of the Vessel within the intended area of operation complies with all applicable laws and regulations of the United States and of the intended area of operation;
   (b) that the Vessel can be removed from such intended area of operation upon either cessation of the Vessel's operation in the area or termination of this Charter; (c) that the Charterer provides all additional indemnities and has secured political risk insurance for such area additive to the insurances provided for herein and (d) the Vessel is not subject to any lien or interest that might have priority over the title and interest of the Owner. Each move to a new area outside U.S. territorial waters, whether or not subject to the jurisdiction of a different foreign country, shall meet the foregoing requirements and those of Section 7.1.

                                 ARTICLE 14
                           LIABILITY AND INDEMNITY

14.1  Survival of Indemnities

   The indemnities set forth in this Charter shall survive the termination of this Charter, and shall remain enforceable (subject only to debtor relief laws and general equitable principles) as to any claim, demand, liability, damage and expense arising out of or incidental to this Charter, without regard to the termination of this Charter.

14.2  Pollution

   The Charterer shall assume all responsibility for the control and removal of, and hold Owner Group harmless from loss, liabilities or damage or claims arising from, directly or indirectly, pollution or contamination by any liquid or nonliquid or waste material wheresoever found that is discharged, spilled or leaked from the Vessel or noncompliance with environmental, health and safety laws (including but not limited to, those stemming from release of pollutants, private toxic tort claims, off-site disposal of waste or other pollutants, PCB's, and asbestos-containing materials on or in the Vessel (irrespective of whether any of the foregoing occurred, existed or arose before or after the date hereof)). To the extent that any law, regulation or governmental entity acting within its jurisdiction imposes on Owner Group liability for any such pollution, notwithstanding such imposition of direct liability, the Charterer shall have designated Owner Group as an additional insured under its insurance policies and the Charterer shall hold the Owner harmless from such loss, liabilities, damage or claims and reimburse Owner Group for any amounts that Owner Group may be required to pay. This indemnity is valid irrespective of the negligence or fault, whether sole, joint, active or passive of the indemnified party and whether predicated on strict liability, statutory duty, contractual indemnity or any other theory of liability of the indemnified party.

14.3  The Charterer's Indemnity

   (a) The Charterer shall defend, indemnify and hold Owner Group, its officers, directors, employees, agents and Affiliates (collectively, the "Indemnitees") harmless from and against all claims, liabilities, damages, Taxes and expenses (including, without limitation, attorneys' fees and other costs of defense), including all claims of any type whatsoever, irrespective of insurance coverage, arising out of, incidental to, or related to this Charter, any of the Charter Documents, any of the transactions contemplated hereby or thereby, the Vessel, the Jim Cunningham, the Randolph Yost or any Additional Collateral or Substitute Collateral, except, unless otherwise specifically provided herein, any claims directly arising out of the Owner's gross negligence or willful misconduct.

   (b) If it is judicially determined that the monetary limits of insurance required under this Charter or of the indemnities voluntarily and mutually assumed in this Charter (which the Owner and the Charterer hereby agree will be supported either by available liability insurance, under which the insurer has no right of subrogation against the indemnitee, or voluntarily self-insured in respect of permitted deductibles) exceed the maximum limits permitted under applicable law, it is agreed that such insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

   (c) The Charterer shall indemnify, pay and hold harmless Owner Group against any loss, liability, cost or expense incurred in respect of the Vessel, including actual or constructive loss of the Vessel, or any effort to interdict the payment to the Owner of proceeds arising out of or related to this Charter.

   (d)    The  indemnities  in this  Charter  apply  without  regard  to  any conflicting rules of liability under any applicable law or regulation and shall include indemnification for any and all claims in which recovery, indemnification or contribution is sought directly or indirectly by any person or entity against Owner Group whether predicated on negligence, strict liability, statutory duty or contractual indemnity, except any such liability directly arising out of the gross negligence or willful misconduct of the Owner unless otherwise expressly specified herein.

14.4  Patent Infringement

   (a) The Charterer shall assume liability for, and shall defend, indemnify and hold the Owner harmless from and against, all suits and actions alleging that the Vessel, any equipment or part thereof, or any operation of the Vessel, any such equipment or part thereof constitutes an infringement of any letters patent.

   (b) If, as a result of any changes required by the Charterer in equipment furnished by the Owner, or any changes required by the Charterer in operation of such equipment or part thereof, a claim is filed against the Owner alleging that such equipment or any such operation conducted infringes any letters patent, then the Charterer shall be liable for all such claims and indemnify and hold the Owner harmless from all such claims.

14.5  Both-to-Blame Collision Clause

   Without limitation on any other indemnity of the Charterer contained herein, if the liability for any collision in which the Vessel is involved while performing this Charter should be determined in accordance with the laws of the United States of America, the following clauses shall apply:

   (a) If the Vessel comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the Master, mariner, pilot or the servants of the Charterer in the navigation or in the management of the Vessel, the Charterer shall indemnify the Owner against all direct, consequential or special loss or liability to the other ship or her owner.

   (b) The foregoing provisions shall also apply where the owners, operators or those in charge of any ship or ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect of a collision or contact.

14.6  Liens, Attachments and Encumbrances

   None of the Charterer, any subcharterer or party to a Drilling Contract shall have the right, power or authority to create, incur or permit to exist any Lien upon the Vessel, except for Permitted Liens. The Charterer further agrees to carry a true copy of this Charter with the ship's papers on board the Vessel, and to exhibit the same to any person having business with the Vessel which may give rise to any lien or claim upon the Vessel other than a Permitted Lien or to the sale, conveyance or mortgage of the Vessel, and on demand, to any person having business with the Vessel or to any representative of the Owner, the Owner Group or any Investor. The Charterer shall also place and keep prominently displayed on board the Vessel a notice, framed under glass, printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:

                              NOTICE OF CHARTER

      This Vessel is owned by Deep Sea Investors, L.L.C. It is under bareboat demise charter to Reading & Bates Drilling Co. Under the terms of this Charter none of the Charterer, any subcharterer, the Master nor any other person has any right, power or authority to create, incur or permit to be imposed on the Vessel (a) any lien whatsoever other than liens for current crew's wages, general average and salvage, in each case, incurred in the ordinary course of business and that are not yet overdue complying with the provisions of such charter and (b) any claims whatsoever under any drilling contracts in respect of the Vessel other than claims complying with the provisions of such charter.

   Such notice shall be promptly changed from time to time to reflect the identity of the successors or assigns of the Owner.

14.7  Indemnification by the Charterer

   The Charterer shall indemnify and hold harmless the Owner against any Liens, claims or liabilities of whatsoever nature, other than Permitted Liens (but if the Vessel is being redelivered to, or otherwise coming into the possession of, the Owner pursuant to the terms and conditions of this Charter, other than Permitted Liens arising as the result of claims against the Owner for which the Owner is not entitled to indemnification hereunder only), whether such Liens, claims or liabilities now exist or are created hereafter or are founded or unfounded, upon or relating to the Vessel, its possession, management, maintenance, repair, use, employment, chartering or subchartering or operation or any act or omission of the Charterer.

14.8  The Charterer's Duties to Remove Liens, etc.

   Without limitation of the generality of the Charterer's indemnities provided for in Section 8.2 and Article 14, the Charterer agrees that if a libel or a complaint in admiralty or any other legal proceeding shall be filed against the Vessel, or if the Vessel shall be otherwise levied upon or taken into custody or detained or sequestered by virtue of proceedings in any court or tribunal or by any government or other authority because of any Liens, claims or liabilities arising from any claims, other than claims against the Owner the payment or discharge of which is not the obligation of the Charterer or any Guarantor or with respect to which the Owner is not entitled to indemnification from the Charterer or any Guarantor. The Charterer shall at its own expense within 15 days thereafter cause the Vessel to be released and all such Liens and (except to the extent that the same shall currently be contested by the Charterer in good faith by appropriate persons and appropriate proceedings in the Owner's sole judgment and shall not affect the continued release, or until any risk of forfeiture or other loss of or to the Vessel, or in any manner whatsoever interfere with the use and operation of the Vessel) claims and liabilities to be discharged. The Charterer shall forthwith notify the Owner by telecopy, telex or telegram, confirmed by letter, of each such event and of each such release and discharge. The Charterer shall advise the Owner in writing at least once in each three-month period as to the status and merits of all such excepted claims and liabilities being so contested by the Charterer and not discharged within fifteen days as provided above, which are either not bonded or affect the ability of the Charterer to use any Vessel in the ordinary course of its business. The Charterer will pay and discharge when due all claims for repairs and other charges incident to current operations of the Vessel or with respect to any change, alteration or addition made pursuant to this Charter and will not permit any lien referred to in clause [(b) or (c)] of the definition of "Permitted Liens" which has ripened into a cause of action to be in effect for more than 30 days unless it is fully bonded or covered by insurance or Adequate Provision.

                                 ARTICLE 15
                                  INSURANCE

15.1  The Charterer's Insurance

   The Charterer shall, at its own expense, procure and maintain in effect with respect to and for the duration of this Charter the insurance policies with limits of at least, and with deductibles, if any, of no more than, those as set forth in Schedule C approved by the Owner and having such terms and conditions, and with carriers and/or underwriters approved by the Owner (such approval not to be unreasonably withheld). Any policies of insurance carried by the Charterer in accordance with this Article 15 shall (a) provide that the interests of Owner Group in such policies shall not be invalidated by any action, inaction, neglect, breach of warranty or misrepresentation of the Charterer or change in ownership of the Vessel and shall insure Owner Group's interests as they appear, regardless of any breach or violation by the Charterer of any warranty, declaration or condition contained in such policies, and (b) be primary without right of contribution from any other insurance which may be carried by Owner Group with respect to its interests in the Vessel. The Charterer shall immediately notify underwriters of and shall furnish all necessary information concerning any occurrence which may give rise to a claim under any of said insurance policies. Prior to commencement of any operations under this Charter and any renewal of the insurance policies required to be maintained hereunder, the Charterer shall provide the Owner with insurance certificates evidencing the Charterer's insurance coverage; such certificates shall provide for at least 30 days' (seven days, in the case of war risk) prior written notice to the Owner and each of the Investors of any material change in, reduction or cancellation of any of said insurance policies and shall show the Charterer, the Owner, the Owner Group and the Investors as sole loss payees and additional insureds thereunder as their interests appear. If requested, copies of all correspondence and documents sent to underwriters, related to any accident or claim arising out of or in connection with the performance of the work hereunder, shall be provided to the Owner.

15.2  Nonperformance of Insurance Companies

   The insolvency, liquidation, bankruptcy, or failure of any insurance company providing insurance for the Charterer or the Owner or their respective subcontractors, or failure of any such insurance company to pay claims accruing, shall not be considered a waiver of, nor shall it excuse the Charterer from complying with, any of the provisions of this Charter or any of the Charter Documents, except that any such act or omission by an insurance company shall not be deemed a breach of this Charter by the Charterer.

15.3  Subrogation

   The Charterer agrees to endorse each such insurance policy to waive the underwriters' and insurance providers' right of subrogation with respect to Owner Group; and the Charterer agrees to indemnify and hold Owner Group harmless with respect to any rights of subrogation pursued by the Charterer's underwriters or insurance providers against Owner Group.

                                 ARTICLE 16
                            ASSIGNMENT OF CHARTER

16.1  Assignment and Subcontract by the Owner

   The Owner shall have the right, at any time, to assign all or part of this Charter to any Person, so long as such Person agrees to be bound by this Charter and, at the time of such assignment, has, or is a consolidated Subsidiary of a parent entity having, a consolidated net worth of at least $50,000,000 as determined in accordance with generally accepted accounting principles and is not primarily engaged in the offshore drilling business, other than as a financier or lessor of offshore drilling equipment or operations.

16.2  Assignment by the Charterer

   The Charterer shall not have the right to assign this Charter or to subcharter the Vessel without the prior written consent of the Owner. Subject to the terms of applicable law, the Charterer shall have the right, without the consent of the Owner, so long as no Default or Event of Default shall have occurred and be continuing, to subcharter the Vessel on a bareboat or time basis to any Subsidiary of Reading & Bates that is and remains throughout the term of such subcharter a Subsidiary of Reading & Bates and a citizen of the United States within the meaning of the Shipping Act, 1916, and to enter into, and to permit the Vessel to serve under, Drilling Contracts that comply with the terms hereof and the other Charter Documents (provided no such Drilling Contract constitutes a demise or a bareboat charter or any grant of any property right or other interest in the Vessel between the Charterer and others) provided that:

   (a) each such subcharter and Drilling Contract shall be consistent with the terms of this Charter and the subcharterer shall have agreed not further to subcharter the Vessel without complying with this
          Section 16.2 with respect to such further subcharter;

   (b) either (i) the subcharterer under such subcharter or the customer under a Drilling Contract is a citizen of the United States within the meaning of the Shipping Act, 1916 and evidence thereof satisfactory to the Owner in its sole judgment shall be submitted to the Owner within 30 days of entering into such subcharter, (ii) the prior approval of the U.S. Maritime Administration under the Shipping Act, 1916 of such subcharter, in form satisfactory to the Owner in its sole judgment, shall have been obtained and, within 30 days of entering into such subcharter or Drilling Contract, evidence thereof satisfactory to the Owner in its sole judgment, shall have been submitted to the Owner or (iii) such subcharter or Drilling Contract shall be covered by a general approval of the U.S. Maritime Administration under sections 9 and 37 or any other applicable sections of the Shipping Act, 1916 and the Charterer shall have given written notice to the Owner to that effect, which notice shall set forth in reasonable detail the facts which establish such coverage with respect to such subcharter or Drilling Contract;

   (c)    such  subcharter or Drilling Contract shall not violate any laws of
          the   United  States   of  America   or  any   regulations,  rules,
          interpretations or orders thereunder;

   (d) irrespective of any such subcharter, the Charterer shall remain liable for all of its obligations under this Charter and the Charter Documents to the same extent as if such subcharter or Drilling Contract were not in effect;

   (e) the subcharterer under each such subcharter shall comply with all applicable laws and regulations, provided that violations of laws or regulations by any such subcharterer that (i) will not result in the Owner, the Owner Group or the Vessel being in violation of, or subject to any fine, penalty or other sanction under any applicable law or regulation or any risk of forfeiture or other loss of or to the Vessel, (ii) do not otherwise adversely affect the interests of the Owner or the Owner Group or the Investors hereunder, and (iii) are not consented to by the Charterer shall not, by reason of this clause (e), constitute a breach, or cause such subcharter to be in violation of the terms of this Charter so long as the Charterer is taking appropriate action to terminate such violation or to terminate such subcharter;

   (f) such subcharter or Drilling Contract shall, by its terms, expire no later than the end of the Charter Period, or any extension thereof, and Charterer shall not suffer or permit to be continued under any such subcharter or Drilling Contract any lien or encumbrance incurred by it or its agents, which might have priority over the title and interest of the Owner in the Vessel and any part thereof, or equipment or other property used in connection with the Vessel; and

   (g) any Drilling Contract shall be on terms and conditions in substantially the form generally used in offshore drilling and with an operator and having (i) a consolidated tangible net worth as determined in accordance with generally accepted accounting principles of at least $500,000,000 (or be a consolidated Subsidiary of a parent entity having such a consolidated tangible net worth), or (ii) a senior unsecured debt rating by S&P of "BBB-" or by Moody's of "Baa3" (or be a consolidated direct or indirect Subsidiary of a parent entity having a senior unsecured debt rating meeting such criteria) or (iii) maintaining (or the Charterer providing) operators extra expense or energy exploration and development insurance coverage in an amount of at least the difference between $150,000,000 (or such greater amount, as may be necessary to meet the applicable financial responsibility requirements under the Oil Pollution Act of 1990, or any other applicable laws, as amended from time to time) and the amount of the Charterer's contingent operators extra expense or energy exploration and development insurance or other coverage in effect at such time, with such underwriters or carriers and containing such terms and conditions as the Owner may require, in the form normally and customarily maintained by oil and gas operators engaged in offshore drilling operations, for oil pollution liability and expense, with the Owner, Investors, the Owner Group and the Charterer named as additional insureds and having the benefit of waivers of subrogation and with carriers or underwriters reasonably acceptable to the Owner.

   The Charterer shall within 30 days after entering into each Drilling Contract notify the Owner of the period thereof and of the identity of the other party and its relationship with the Charterer, if any.

16.3  Assignment of Subcharter Hire.

   The Charterer hereby sells, assigns, transfers, creates a security interest in and sets over unto the Owner all of the Charterer's right, title and interest in and to all accounts, chattel paper, contract rights and general intangibles, and all monies and claims for monies due and to become due under, or arising out of, and all claims for damages arising out of the breach of, any subcharter or Drilling Contract (Drilling Contracts being considered, for purposes of this Section 16.3, subcharters) relating to the Vessel, whether now existing or hereafter entered into. It is expressly agreed that, anything herein contained to the contrary notwithstanding, the Charterer shall remain liable under each such subcharter to perform all of its obligations thereunder, and the Owner shall have no obligations or liabilities thereunder by reason of or arising out of the foregoing assignment (herein, the "Rights Assignment").

   Upon the demand of the Owner after the occurrence and during the continuation of an Event of Default, the Charterer will specifically authorize and direct each person liable therefor to make payment of all monies due and to become due under or arising out of each such subcharter to the Owner or as the Owner shall direct, and upon such demand irrevocably authorizes and empowers the Owner to ask, demand, receive, receipt and give acquittance for any and all such amounts which may be or become due or payable or remain unpaid at any time or times to the Charterer by each such person under or arising out of such subcharters; to endorse any checks, drafts or other orders for the payment of money payable to the Charterer in payment therefor; and in its discretion to file any claims or take any action or proceeding either in its own name or in the name of the Charterer or otherwise which the Owner may deem to be necessary or advisable in the premises.

   The Charterer hereby irrevocably authorizes the Owner after any such demand has been made, in its own name or in the name and on behalf of the Charterer, to give notification to persons obligated under such subcharters that payment is to be made to the Owner or as the Owner directs and hereby agrees to cause to be delivered to the Owner consents of such persons to the Rights Assignment, in form and substance satisfactory to the Owner.

   The Charterer agrees that at any time and from time to time, upon the Owner's written request, the Charterer will execute and deliver such further documents and do such further acts and things as the Owner may request in order to effect further the purposes of the Rights Assignment, provided that no such consent referred to in the preceding paragraph may be required under this sentence.

   The Charterer hereby irrevocably authorizes the Owner, at the Charterer's expense, to file such financing statements relating to the Rights Assignment, without the Charterer's signature, as the Owner at its option may deem appropriate, and appoints the Owner as the Charterer's attorney-in-fact to execute any such financing statements in the Charterer's name and to perform all other acts which the Owner deems appropriate to perfect and continue the security interest created hereby.

   The Charterer covenants and agrees with the Owner that the Charterer will
   (a) duly perform and observe all of the terms and provisions of such subcharters on the part of the Charterer to be performed or observed, (b) clearly record in the books and records of the Charterer notations of the Rights Assignment and (c) in the event that the Charterer shall receive payment of any money which should have been paid directly to the Owner pursuant to a demand made or notice given under this Section 16.3 forthwith turn over the same to the Owner or as the Owner may direct, in the identical form in which received (except for such endorsements as may be required thereon).

                                 ARTICLE 17
                          LOSS, TAKING OR SEIZURE.

17.1  Taking by the U.S. Government

   A taking of the Vessel for use by the United States Government shall not terminate this Charter, but the Charterer shall remain liable for all its obligations hereunder, including its liability for payment of Hire, until the expiration of the Charter Period. If, at the expiration of the lesser of the then remaining term of the Charter Period or 180 days after the taking of the Vessel for use by the United States Government Charter Period, the Vessel shall still be subject to such taking for use by the United States Government, an Event of Loss shall be deemed to have occurred on the last day of such 180-day period or the Charter Period, whichever occurs first.

17.2  Event of Loss not a Total Loss

   In the case of any Event of Loss arising out of damage to the Vessel other than actual total loss, the Charterer shall notify the Owner that the Vessel is deemed to be subject to an Event of Loss and shall not consent to a compromise or arranged total loss without the prior written agreement of its insurance underwriters that the Vessel is a constructive or compromised total loss and that such underwriters agree to pay an amount at least equal to the amount payable by the Charterer under
   Section 17.3.

17.3  Payment of Stipulated Loss Value

   Upon the occurrence of an Event of Loss, the Charterer shall forthwith give the Owner written notice of such Event of Loss and shall pay to the Owner within 60 days following the date of the occurrence of such Event of Loss the Stipulated Loss Value of the Vessel calculated as of such Basic Hire Payment Date occurring after the occurrence of the Event of Loss plus interest at a rate per annum equal to the Overdue Rate. The Charterer shall also pay to the Owner all Basic Hire due on the Payment Dates next occurring after the date of occurrence of such Event of Loss and, if the date on which such Stipulated Loss Value actually is paid in full is not such a Payment Date, an amount equal to the Overdue Rate (computed on the basis of a 360-day year for actual days elapsed) on the amount of such Stipulated Loss Value for the period from such Payment Date to the date such Stipulated Loss Value is paid in full.

17.4  Application of Payments

   In the case of all payments (other than insurance proceeds) received by the Owner or the Charterer from any governmental authority or otherwise as compensation for an Event of Loss, so much of such payments as shall not exceed the sum of the Stipulated Loss Value and an amount equal to interest hereon required to be paid by the Charterer as above provided and any Hire then due and owing by the Charterer hereunder shall be applied, provided no Default or Event of Default shall have occurred and be continuing, first, in reduction of the Charterer's obligation to pay such Hire, if any, then due and owing; and second, in reduction of the Charterer's obligation to pay such Stipulated Loss Value and such amount equal to interest thereon as provided above if not already paid by the Charterer or, if already paid by the Charterer, to reimburse the Charterer for its payment of such Stipulated Loss Value and the balance, if any, of such payments remaining thereafter shall be paid over to, or retained by, the Owner.

17.5  Date of Loss

   For the purpose of this Charter, the date of the occurrence of an Event of Loss shall be the date of the casualty or other occurrence giving rise to such Event of Loss (or the earlier of the expiration of the remaining term of the Charter Period or the date 180 days after such taking thereafter, in the case of a taking of title or use or possession of the government of the United States of America, as provided in the definition of Event of Loss set forth in Section 1 hereof), and if the date of such casualty or other occurrence shall be uncertain, such date shall be deemed the date the Vessel was last heard from.

17.6  Effect of Payment of Stipulated Loss Value

   In the event that the Charterer shall make payment in full of any overdue payments of Basic Hire, and of such Stipulated Loss Value and an amount equal to interest thereon as provided above, the Charterer shall have no further obligation to make any payment of Basic Hire payable after the Payment Date as of which such Stipulated Loss Value was calculated, and the Charterer, subject to the Charterer's obtaining any governmental consent required, (a) shall be subrogated to all rights which the Owner shall have with respect to the Vessel, (b) shall receive assignments and bills of sale from the Owner (in such form described in Section 3.7 hereof, but without any representation or warranty of any character on the part of the Owner) of any or all such rights, together with all of the Owner's right, title and interest in and to the Vessel and all machinery and equipment pertaining thereto, and (c) shall have the right to abandon the Vessel to underwriters on behalf of the Owner as well as itself. In such case, the Owner shall execute such documents and take such other action as the Charterer may reasonably require to effect the surrender of the Vessel to the insurance underwriters. Nothing herein contained shall relieve the Charterer or the Owner of any of its obligations under Article 18 incurred up to and including the date of the Event of Loss. After the payment in full of the Stipulated Loss Value of the Vessel and such other amounts, the Charterer's obligation to pay further Basic Hire with respect to such Vessel shall terminate. All insurance proceeds received as the result of an Event of Loss with respect to the Vessel, and all payments (other than insurance proceeds) received by the Owner or the Charterer from any governmental authority or otherwise as compensation for an Event of Loss with respect to the Vessel, shall be applied in reduction of the Charterer's obligation to pay Stipulated Loss Value with respect to the Vessel (plus any other amounts of Basic Hire and Supplemental Hire then due and payable with respect to the Vessel), if not already paid by the Charterer, or, if already paid by the Charterer, shall be applied to reimburse the Charterer for its payment of the Stipulated Loss Value with respect to the Vessel and the balance, if any, of such proceeds or payments remaining thereafter shall be paid over to, or retained by, the Charterer.

                                 ARTICLE 18
                                     TAX

18.1  Characterization as a Lease

   Each of the parties hereto intends that, for Income Tax purposes, this Charter will be treated as a lease of the Vessel from the Owner to the Charterer, the Owner will be treated as the sole owner of the Vessel and the Charterer will be treated as not having any ownership interest in the Vessel, the Owner or any partnership or joint venture with the Owner. The Charterer, the Owner, each of the Investors and any Affiliate thereof will not take any action or file any return or other document which is inconsistent with such characterization.

18.2  Representations

   The Charterer represents, warrants and covenants to the Owner, each of the Investors and any Affiliate thereof as follows:

   (a) All information provided by the Charterer and its Affiliates to any independent appraiser or engineer with respect to the Vessel was and is true, complete and accurate, and the Charterer and its Affiliates did not omit any factual information necessary to make such first-mentioned information not misleading or omit any factual information required to permit any such independent appraiser or engineer to perform the duties for which he was retained;

   (b) Reading and Bates, Inc. is the original owner of the Vessel and initially placed the Vessel in service during its taxable year ended December 31, 1983;

   (c) The Vessel is currently in service at Garden Banks Block 387, Outer Continental Shelf, Gulf of Mexico (OCS-G-7485);

   (d) The Charterer is not, and will not become at any time during any period in which the Owner is claiming federal income tax depreciation deductions, a tax-exempt entity (within the meaning of Section 168(h)(1)(A) of the Code and Section 168(j)(3)(A) of the 1954 Code);

   (e) During any period during which the Owner is claiming federal income tax depreciation deductions, the Charterer will take no action and will not suffer any action to be taken by any Person (other than the Owner) which would cause the Vessel to constitute "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code (or Section 168(j)(3) of the 1954 Code), or property used "predominantly outside the United States" within the meaning of
          Section 168(g)(1)(A) of the Code  (or Section 168(f)(2) of the 1954
          Code);

   (f) Immediately prior to the Delivery Date, Reading and Bates, Inc. was entitled to accelerated cost recovery deductions with respect to the Vessel, computed on the basis that (i) the Vessel is 5-year property (within the meaning of Section 168(c)(2)(B) of the 1954
          Code) and (ii) recovery percentages applicable to the Vessel are those set forth for 5-year property pursuant to Section 168(b)(1) of the 1954 Code;

   (g) Neither the Charterer nor any of its Affiliates will bear any of the cost of the Upgrade Nonseverables;

   (h) The total cost of the Upgrade Program will be reasonable and based on arm's-length negotiations;

   (i) All of the Upgrade Severables will be readily removable from the Vessel without causing material damage to the Vessel;

   (j) The allocation of the total cost of the Upgrade Program among the Upgrade Nonseverables, the Upgrade Severables, and the Upgrade Maintenance as set forth on Schedule B is reasonable;

   (k) The Upgrade Maintenance will consist solely of ordinary and routine maintenance and repairs that will not materially add to the Vessel's value or appreciably prolong the Vessel's useful life;

   (l) The Charterer has not made and will not make, with respect to the period beginning with the Delivery Date and ending with the date (if any) on which the Charterer acquires title to the Vessel from the Owner, any claim predicated on tax or legal ownership of such Vessel;

   (m) Immediately after the Upgrade Completion, the basis for Income Tax purposes of the Vessel in the hands of the Owner will take into account (a) the purchase price of the Vessel, including all related costs, expenses, commissions, taxes, etc. incurred by the Owner in connection with the acquisition of the Vessel, and (b) all costs incurred by the Owner pursuant to the Upgrade Program;

   (n) The Vessel does not require any improvements, modifications, upgrades or additions in order to be rendered complete or suitable for its intended use, and the Vessel is ready and available for the Charterer's intended use; and

   (o) No member of the "Lessee Group" (as such term is defined in Revenue Procedure 75-21, 1975-1 C.B. 715, as modified by Revenue Procedure 79-48, 1979-2 C.B. 529) of which the Charterer is a member has, nor will it acquire at any time during the Charter Period, any investment in the Vessel within the meaning of Section 4(4) of said Revenue Procedures that is not permitted thereunder.

18.3  Tax Indemnity

   The Charterer shall indemnify and hold the Owner, each of the Investors and any Affiliate thereof harmless from:

   (a) Any Taxes (other than Income Taxes) imposed on or incurred by the Owner, such Investor or any Affiliate, employee, agent or representative thereof with respect to this Charter or any of the Charter Documents, the Vessel, any direct or indirect interest therein or any amounts paid or payable in connection therewith;

   (b) Any Income Taxes (other than U.S. federal Income Taxes) imposed on or incurred by the Owner, such Investor or any Affiliate thereof
          (i) caused by or arising from the location or operation of the Vessel in any particular waters or (ii) imposed by any jurisdiction, other than the jurisdiction of incorporation of such Investor or the jurisdiction of a place of business of such Investor (unless such place of business is determined on the basis of the location of the Vessel or the operation of the Vessel or this Charter or any of the Charter Documents), in respect of the Vessel or by reason of the transactions contemplated by the Charter or any of the Charter Documents;

   (c) Any Income Taxes imposed on or incurred by the Owner, such Investor or any Affiliate thereof caused by or arising from the Vessel s failing to qualify for accelerated cost recovery deductions,
          computed  on the  basis that  (i) the  Vessel is   5-year property
          (within the meaning  of Section 168(c)(2)(B) of the 1954  Code) and
          (ii) recovery percentages applicable to the Vessel are those set forth for 5-year property pursuant to Section 168(b)(1) of the 1954 Code, by reason of any act of commission or omission, misrepresentation or breach of any agreement, covenant or warranty contained in the Charter or any of the Charter Documents on the part of the Charterer, any subcharterer, assignee or user of the Vessel or any Affiliate thereof;

   (d) Any Income Taxes imposed on or incurred by the Owner, such Investor or any Affiliate thereof caused by or arising from the charter,
          subcharter  or use  of the  Vessel to  or by a   tax-exempt entity
          (within the meaning of Section 168(h)(1)(A) of the Code or Section 168(j)(3)(A) of the 1954 Code);

   (e)    Any Income Taxes imposed on or incurred by the Owner, such Investor
          or any  Affiliate thereof caused  by or arising  from the   Vessels
          becoming limited use property;

   (f) Any Income Taxes imposed on or incurred by the Owner, such Investor or any Affiliate thereof caused by or arising from any item of loss or deduction attributable to the Vessel, this Charter or any of the Charter Documents or the transactions contemplated by the Charter or any of the Charter Documents not being treated as derived from, or allocable to, sources within the United States;

   (g) Any Income Taxes imposed on or incurred by the Owner, such Investor or any Affiliate thereof caused by or arising from any replacement, improvement, modification, upgrade, addition or capital expenditure made or to be made to or in connection with the Vessel or pursuant to this Charter, any of the Charter Documents or the transactions contemplated by the Charter or any of the Charter Documents or otherwise;

   (h) Any Taxes payable as a result of any inaccuracy or breach of any representation, warranty or covenant of the Charterer under this Charter or any of the Charter Documents;

   (i) Any Income Taxes imposed on or incurred by the Owner, such Investor or any Affiliate thereof caused by or arising from the inclusion in income of any amount paid or payable by the Charterer under this
          Section 18.3; and

   (j) Any attorneys fees or other costs incurred by the Owner, such Investor or any Affiliate thereof in connection with any payment from the Charterer under this Section 18.3.

18.4  Payments

   Any amount to which the Owner, any of the Investors or any Affiliate thereof is entitled under Section 18.3 shall be paid in a lump sum equal to the present value of the amounts of the existing and anticipated Taxes described in Section 18.3 payable by such indemnitee for all affected taxable periods. In the case of any such amount caused by a loss of Income Tax deductions, such amount shall be reduced (but not below zero) by an amount equal to the present value of the amounts of existing and anticipated reductions in Income Taxes payable by such indemnitee for all affected taxable periods that would not be realized but for the loss of such deductions. Any amount to which such an indemnitee is entitled under Section 18.3 shall be calculated on the basis of (i) a conclusive presumption that such indemnitee has and will have sufficient amounts of taxable income, foreign-source income, and foreign income tax liability so as to be able to fully utilize on a current basis any Income Tax benefits which could be derived from the Owner's ownership of the Vessel,
   (ii) a conclusive presumption that such indemnitee is and will be liable for Taxes at the highest marginal rates in effect for the relevant taxable period, (iii) the date or dates on which any payment of Taxes (including estimated Taxes) shall be due or would be due for the relevant taxable period if such indemnitee was actually liable for Taxes for such relevant period, and (iv) an after-tax discount rate of 4.42% per annum, discounted quarterly. Any such amount shall be paid by the Charterer to such indemnitee within thirty (30) days following the receipt by the Charterer of written notice from such indemnitee which requests such amount and provides details supporting the calculation of such amount.

18.5  Records

   The Charterer will maintain sufficient records with respect to the Vessel and this Charter, will preserve and retain any such records until the expiration of the statutory period of limitations (including extensions) of the taxable periods to which any such records relate and will provide copies of such records as the Owner or any of the Investors or any Affiliate thereof may reasonably request to enable the Owner, such Investor or any Affiliate thereof to fulfill its Tax filing obligations.

                                 ARTICLE 19
                                   GENERAL

19.1  Notices

   Notices and other communications required or permitted hereunder shall be in writing and shall be deemed sufficient for all purposes if sent by registered or certified letter, nationally recognized overnight courier service specifying one-day delivery, facsimile or telex to the recipient's address stipulated below and shall be effective from the date of receipt thereof. Other addresses may be substituted for those below upon giving notice thereof in the manner provided above:

   if to the Owner:     Deep Sea Investors, L.L.C.
                        c/o Heller Financial
                        101 Park Avenue
                        New York, New York  10178
   Attn:                Legal Department
   Fax:                 (212) 880-7158

                        GATX Marine Investors Corporation
                        Four Embarcadero Center, Suite 2200
                        San Francisco, California  94111
   Attn:                Portfolio Management
   Fax:                 (415) 955-3415

                        Heller Financial Leasing, Inc.
                        500 W. Monroe Street
                        Chicago, Illinois  60661
   Attn:                CEFD - Central Region Credit Manager
   Fax:                 (312) 441-7519

                        MDFC Equipment Leasing Corporation
                        4060 Lakewood Boulevard, 6th Floor
                        Long Beach, California  90808
   Attn:                Director of Operations
   Fax:                 (310) 627-3002


   if to the Charterer:       Reading & Bates Drilling Co.
                              901 Threadneedle, Suite 200
                              Houston, Texas 77079
   Attn:                      Chief Financial Officer
   Fax:                       (713) 496-0285


19.2  Expenses

   Whether or not any of the transactions contemplated hereby are consummated, the Charterer agrees, upon demand, (a) to pay the appraisal costs, the fees and expenses of the Independent Engineer and expenses and disbursements of the Owner under the Charter and the Charter Documents and (b) to pay to the parties entitled thereto, all of the legal fees and expenses incurred by the Owner and each of the Investors in connection with the preparation, execution and delivery of the Bill of Sale, the Guaranty, the Mortgage, this Charter and the Charter Documents up to $75,000 and all out-of-pocket costs and expenses plus 50% of any legal fees in excess of $75,000. In addition, the Charter shall pay upon demand all other costs and expenses incurred by the Owner and the Investors in connection with the enforcement of any of their rights or remedies, any future amendments, supplements, waivers or consents with respect to any of the Charter Documents, including, without limitation:

   (a) the reasonable expenses and disbursements of counsel for the Owner and the reasonable fees, expenses and disbursements of Baker & Botts, L.L.P., special counsel for the Investors, or any other counsel for services rendered after the Delivery Date in connection with any Charter Document or any transaction contemplated thereby, or any modification, amendment or waiver of any thereof;

   (b) all other reasonable expenses in connection with such transactions including, without limitation, the expenses of appraisers, other counsel or of experts whose opinions are required by the terms hereof (to the extent not specifically required to be paid by third parties by the terms hereof), printing expenses and all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements desirable under the Charter Documents;

   (c) reimbursement to the Owner and Investors for their reasonable out-of-pocket expenses in connection with entering into such transactions, and any and all fees, expenses and disbursements of the character referred to in clauses (a) and (b) above which shall have been paid by the Owner or any of the Investors; and

   (d) reimbursement to the Owner and Investors in an amount sufficient to hold each of them harmless from and against any and all liability and loss with respect to or resulting from any and all claims for or on account of brokers' or finders' fees or commissions or financial advisory fees by any brokers, finders or financial advisors engaged by the Charterer or the Guarantor with respect to such transactions.

19.3  The Owner's Right to Perform for the Charterer

   If the Charterer fails to perform or comply with any of its agreements contained herein other than its obligations to pay Hire, the Owner, may upon notice to the Charterer itself perform or comply with such agreement, and the amount of any expenses of the Owner incurred in connection with such performance or compliance, together with interest on such amount at the Overdue Rate, shall be deemed Supplemental Hire, payable by the Charterer upon demand.

   Without in any way limiting the obligations of the Charterer hereunder, the Charterer hereby irrevocably appoints the Owner as its agent and attorney, with full power and authority at any time at which the Charterer is obligated to deliver possession of the Vessel to the Owner, to demand and take possession of the Vessel in the name and on behalf of the Charterer from whomsoever shall be at the time in possession thereof in the manner described in, and with all rights and remedies conferred under, Section 3.4(a) hereof.

19.4  Waivers

   None of the requirements of this Charter shall be considered as waived by either party unless the same is done in writing, and then only by the persons executing this Charter, or other duly authorized agent or representative of the Person designated in writing by a senior officer of such Person and then any such waiver shall apply only in the specific instance and for the specific purpose for which such is given.

19.5  Entire Agreement

   This Charter and the Charter Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede and replace any oral or written communications heretofore made between the parties relating to the subject matter hereof.

19.6  Successors and Assigns

   This Charter shall inure to the benefit of and be binding upon the successors and assigns of the parties, provided that, except as expressly set forth herein, the Charterer may not assign its rights hereunder without the express written consent of the Owner and that the assignor shall remain liable for the performance of its assignee unless specifically released by the other party hereto.

19.7  Law

   The validity, construction, interpretation and effect of this Charter shall be governed by the general maritime laws of the United States, without regard to any choice of law rules that would otherwise require the application of the laws of any other jurisdiction, except that where the general maritime laws of the United States look to or adopt state law, this Charter shall be governed by the laws of the State of New York, without regard to any choice of law rules that would otherwise require the application of the laws of any other jurisdiction.

19.8  Parties' Intention

   It is the intent of all parties hereto and affected hereby in the execution and performance of this Charter, the Charter Documents and all related documentation to remain in strict compliance with all applicable laws from time to time in effect. Further, it is the intent of all parties hereto and affected hereby to evidence, by this Charter, a lease between the Owner, as lessor, and the Charterer, as lessee, rather than any other form of financial arrangement including specifically, but without limitation, a loan or other debt financing. Any and all payments, amounts, liabilities, commitment fees and other amounts expended and obligations of the Charterer incurred or arising in connection with this Charter, the Charter Documents and all related documentation are intended to evidence, lease payment obligations of the Charterer or reimbursements to the Owner and the Investors or their agents, representatives or designees, for services actually performed, goods actually furnished or provided, or other expenses or liabilities for which reimbursement is provided in connection with this Charter and the Charter Documents. To the extent that any such charge herein provided for or payment herein made is held or deemed to be held by a court of competent jurisdiction to be "interest", the parties hereto and affected hereby stipulate and agree that none of the terms and provisions contained in or pertaining to this Charter, the Charter Documents or any related document shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the maximum lawful non-usurious rate or amount of interest permitted to be charged, paid or received under said laws. For purposes of this Charter, the Charter Documents and all related documentation, "interest" shall include the aggregate of all charges which constitute interest under applicable laws, which term "applicable laws" shall include, but not be limited to, the laws of the State of New York and, to the extent they may apply, the laws of the United States of America, that are contracted for, chargeable or receivable under this Charter and all related documentation. The Charterer shall never be required to pay unearned interest on any of its obligations hereunder or in connection herewith and shall never be required to pay interest on any of its obligations hereunder or in connection herewith at a rate or in an amount in excess of the maximum lawful non-usurious rate or amount of interest that may be lawfully charged under applicable laws, and the provisions of this paragraph shall control over all other provisions of this Charter, the Charter Documents and all related documentation which may be in apparent conflict herewith. If the effective rate or amount of interest which would otherwise be payable under or in connection with this Charter or any related documentation would exceed the maximum lawful non-usurious rate or amount of interest the Owner or any Investor or any assignee thereof is allowed by applicable laws to charge, collect and receive, or in the event any such person or entity shall charge, collect or receive monies that are deemed to constitute interest which would, in the absence of this Section 19.8, be in excess of an amount permitted to be charged, collected and received under the applicable laws then in effect, then any such excess amount shall be reduced to the amount allowed under said laws as now or hereafter construed by courts having jurisdiction, and all such monies so collected, charged or received that are deemed to constitute interest in excess of the maximum lawful non-usurious rate or amount of interest permitted by applicable laws shall be immediately, at the option of the recipient thereof, be applied to principal, if any outstanding, or returned to or credited to the account of the Charterer upon such determination.

19.9  Counterparts; Uniform Commercial Code

   This  Charter  may  be  executed  by  the  parties  hereto  in   separate
   counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each counterpart of this Charter which has been executed by the parties hereto shall be prominently marked to identify the party to whom originally delivered. If this Charter constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), a security interest in this Charter may be created only by the transfer or possession of the counterpart marked "Owner's Copy" and containing a receipt therefor executed by the Owner on or immediately following the signature page thereof and, in addition, the Owner may file Uniform Commercial Code Financing Statements in any relevant jurisdiction.

19.10 Warranty of Authority

   By executing this Charter on behalf of any entity, each signatory to this Charter represents and warrants that he or she has full and valid authority to enter into this Charter on behalf of the entity for which he or she signs.

19.11 Usage; Headings

   Unless the context otherwise requires, use of the singular number in this Charter shall include the plural number and vice versa, and use of one gender herein shall include each other gender and vice versa. Use of the words "hereof," "herein," "hereto," "hereby," "hereunder," or words of similar import in this Charter refer to this Charter as a whole and not to any specific paragraph, subparagraph, section, sentence, clause or part of this Charter. Section headings and numbers herein are for reference purposes only and do not constitute a part of this Charter (unless the context indicates otherwise).

19.12 WAIVER OF JURY TRIAL

   EACH OF THE CHARTERER AND THE OWNER WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CHARTER, THE CHARTER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.13 VENUE; SERVICE OF PROCESS

   THE CHARTERER, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY KNOWINGLY AND INTENTIONALLY AND IRREVOCABLY AND UNCONDITIONALLY a) SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS SITTING IN THE STATE OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS CHARTER OR THE OTHER CHARTER DOCUMENTS BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, b) WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS CHARTER OR THE OTHER CHARTER DOCUMENTS BROUGHT IN ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK, c) WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, d) CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO THE CHARTERER AT THE ADDRESS SET FORTH HEREIN AND e) AGREES THAT ANY LEGAL PROCEEDING AGAINST THE CHARTERER ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS CHARTER OR THE OTHER CHARTER DOCUMENTS OR THE OBLIGATIONS HEREUNDER OR THEREUNDER MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE OWNER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE CHARTERER OR ANY OF THE OTHER MEMBER OF THE CHARTERER GROUP IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

19.14 Agent for Service of Process

   The Charterer hereby irrevocably designates The Prentice-Hall Corporation, with offices at 500 Central Avenue, Albany, New York 12206-2290, as agent to receive for and on behalf of the Charterer service of process in New York. In the event that The Prentice-Hall Corporation System, Inc. resigns or ceases to serve as the Charterer's agent for service of process hereunder, the Charterer agrees forthwith (a) to designate another agent for service of process in the State of New York and (b) to give prompt written notice to the Owner of the name and address of such agent. The Owner agrees to use reasonable efforts to cause a copy of such process served on such agent to be promptly forwarded to the Charterer at its address set forth herein, and the Charterer agrees that the failure of the Charterer to receive such copy shall not impair or affect in any way the validity of such service of process or of any judgment based thereon. The Charterer agrees that the failure of its agent for service of process to give any notice of any such service of process to the Charterer shall not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of the Charterer available to be served, then the Charterer further irrevocably consents to the service of process by the mailing thereof by the Owner by registered or certified mail, postage prepaid, to the Charterer at its address herein. Nothing in this Section 19.14 shall affect the right of the Owner to serve legal process in any other manner permitted by law or affect the right of the Owner to bring any action or proceeding against the Charterer or its property in the courts of any other jurisdiction.

      IN WITNESS HEREOF, the parties hereto have executed this Charter on the 28th day of November, 1995.

DEEP SEA INVESTORS, L.L.C.                READING & BATES DRILLING CO.

By:   GATX MARINE INVESTORS
      CORPORATION, Member

      By:                                 By:
      Name:                               Name:
      Title:                              Title:



By:   HELLER FINANCIAL LEASING, INC.
      Member

      By:
      Name:
      Title:


By:   MDFC EQUIPMENT LEASING CORPORATION,
      Member

      By:
      Name:
      Title:

------------------------------------------------------------------------------
                               SCHEDULE A

                   DESCRIPTION OF VESSEL M.G. HULME, JR.,
                          INCLUDING SPECIFICATIONS


------------------------------------------------------------------------------

                                SCHEDULE C
                            CHARTERER'S INSURANCE

As specified in Article 15, the Charterer shall maintain the following insurance coverage:

1. Workmen's Compensation and Employers' Liability Insurance

   All of the Charterer's employees shall be covered for statutory benefits as set forth and required by applicable law in the Area of Operation or such other jurisdiction under which the Charterer may become obligated to pay benefits. Employers' Liability insurance, including appropriate maritime coverage covering all employees, shall be provided with minimum primary policy limits as required by applicable statute, or U.S. $1 million per occurrence, whichever is greater.

2. Comprehensive General Liability

   Insurance coverage  shall be  provided  for  liability arising  from  all operations of the Charterer. The policy shall include coverage for premises and operations, independent contractors, completed operations, and contractual liability (or their equivalents). Insurance coverage shall also be provided for all owned, hired, and nonowned vehicles. The minimum primary policy limits shall be U.S. $1 million single limit per occurrence under the General Liability policies. Automobile Liability insurance shall have minimum policy limits of U.S. $1,000,000 single limit per occurrence, or such greater amount as required by law.

3. Protection and Indemnity (Marine Liability) Insurance

   Full form marine protection and indemnity insurance, including, but not limited to, sudden and accidental pollution liability and contractual liability coverage or equivalent insurance (including equivalent insurance against liability for fines and penalties arising out of the operation of the Vessel) with such club or under forms of policies approved by the Owner. Such protection and indemnity insurance shall be maintained in the broadest forms generally available in the United States market, shall be in an amount not less than that carried by experienced and responsible companies engaged in the drilling of petroleum, shall include a cross-liability endorsement and shall be placed through independent brokers of recognized standing and with first-class underwriters reasonably acceptable to the Owner. No hull and machinery or protection and indemnity insurance shall provide for a deductible amount in excess of $500,000 with respect to the Vessel without the prior written consent of the Owner.

4. Excess Liability

   The Charterer shall carry Excess Liability Insurance in amounts not less than $200 million each occurrence in addition to and in excess of all primary Liability Coverages carried by Charterer, including but not limited to insurance required under Paragraphs 1, 2 and 3 (oil pollution sublimit $80 million per Paragraph 6).

5. Marine Physical Damage, Including Hull and Machinery

   All risk Marine and hull and machinery shall be provided with a limit equal to that normally carried by experienced and responsible companies engaged in offshore drilling, but shall not be less than the greater of
   (a) 110% of the Stipulated Loss Value of the Vessel; or (b) the Fair Market Sale Value of the Vessel. Coverage shall include collision liability and navigation limits adequate for the Vessel's trade.

6. Oil Pollution Insurance

   Oil pollution insurance coverage issued by the Vessel's P & I Club or equivalent coverage in the amount of not less than US $80,000,000 per occurrence, unless additional insurance or proof of financial responsibility of a greater amount shall be required by a governmental authority, in which case such greater amount shall be obtained and kept in full force and effect by the Charterer. The Charterer shall maintain insurance, if available, covering similar oil removal risks or liabilities and civil or criminal penalties incident thereto and not attributable to the action or inaction of the Owner under any law, regulation or judicial decision of any of the United States of America or foreign jurisdiction or jurisdictions or political subdivision thereof applicable to the Vessel or its operations to the extent such insurance is requested in writing by the Owner and recommended by an independent marine insurance broker as insurance which it would be imprudent not to carry for the protection of the Charterer and the Owner in view of the nature of the Vessel and the Vessel's operations.

7. War, Political Risk, Confiscation and Expropriation Insurance

   If and to the extent that the Vessel is operated outside of the territorial waters and/or the Outer Continental Shelf of the United
   States (and in addition to any coverage required by the Owner for such operations under this Charter), War, Political Risk, Confiscation and Expropriation Insurance shall be provided for the Vessel with a limit equal to the value insured under Paragraph 5 above.

8. Other Losses

   Losses not covered by the above stated policies because of deductibles and policy limits stated above shall be borne according to the liability and indemnity provisions of this Charter.

9. Owner Group as Additional Insured

   All coverages and other insurance policies carried by the Charterer or that the Charterer is required at any time to maintain pursuant to this Charter shall name Owner Group as an additional insured and loss payee for all risks and losses for which the Charterer is liable under this Charter.

10.   Additional Provisions

   The Charterer will deliver to the Owner and each of the Investors copies of all cover notes and certificates of insurance and, if requested by the Owner copies of all binders and policies with respect to insurance carried on the Vessel. On or before the Delivery Date of the Vessel, and on each anniversary of the Delivery Date, and each time there is a reduction or material change in the insurance coverage carried on the Vessel, the Charterer will furnish to the Owner and each of the Investors a detailed report signed by independent marine insurance brokers (who may be the insurance brokers regularly employed by the Charterer) appointed by the Charterer and reasonably acceptable to the Owner, describing the insurance policies then carried and maintained on the Vessel (including the names of the underwriters, the types of risk covered by such polices, the amount insured thereunder and the expiration date thereof) and stating that in the opinion of said insurance brokers such insurance is adequate and reasonable for protection of the Owner, is in compliance with the terms of Article 15 and is comparable with that carried by other responsible operators of similar drilling vessels. All policies shall include the following: (i) breach of warranty protection to the Owner Group, (ii) waiver of subrogation clause and (iii) at least 30 days prior written notice of cancellation or material modification. The insurance shall be primary, without right of contribution from any other insurance which may be carried by the Owner Group, and contain a waiver of set off of premiums against claims proceeds and provide for no recourse for premium payments by the Owner Group.

------------------------------------------------------------------------------

                                  SCHEDULE D

                            STIPULATED LOSS VALUE

------------------------------------------------------------------------------

                                  SCHEDULE E

                             PENDING LITIGATION


      Proceedings disclosed in Reading & Bates' Report on Form 10-Q dated September 30, 1995 filed with the Securities & Exchange Commission.

------------------------------------------------------------------------------

                                  SCHEDULE F

                Computation of Basic Hire Upgrade Adjustment


      Effective as of each Upgrade Payment Date after the Delivery Date, the Basic Hire shall be adjusted for the amount to be funded by the Owner in respect of the Upgrade Program on such Upgrade Payment Dates using the U.S. Treasury note rate published in The Wall Street Journal for such notes maturing on or about the Expiration Date as adjusted and illustrated below, assuming a November 15, 1995 funding of the first Upgrade Program installment payment and the Purchase Price under the MOA, the occurrence of the second installment payment of the Upgrade Program on February 15, 1996 and the third installment payment of the Upgrade Program on Completion, assumed to be May 15, 1996.


      11/15/95 Close (Index change as of 11/13/ WSJ - 19 bp)

      Hulme:  Rental 1.171945 Implicit to Cap 10.6841
      Nov portion of Upgrade: Rental 1.1845983 Implicit to Cap 10.8726 Weighted 50:2.5: Rental 1.1725475 Implicit 10.6931

      2/15/96 Close (at original 6/22 index rate)

      Feb portion of Upgrade:  Rental 1.21079696 Implicit to Cap 11.0884

      5/16/96 Close (at original 6/22 index rate)

      May portion of Upgrade:  Rental 1.22053144 Implicit to Cap 11.0493

------------------------------------------------------------------------------
                           Exhibit A to Charter

                      FORM OF CERTIFICATE OF COMPLETION

      The following certificate (this "Certificate") is required for the occurrence of the Upgrade Completion (as defined in the Bareboat Charter (the "Charter") dated as of November 28, 1995 between Deep Sea Investors, L.L.C., a Delaware limited liability company (the "Owner"), and Reading & Bates Drilling Co., an Oklahoma corporation (the "Charterer"). Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Charter.

      The Charterer hereby certifies as follows:

      (a) all environmental, governmental and other operating permits and approvals necessary, as of the date hereof, for the continued operation of the Vessel have been obtained and are in full force and effect, there have been no defaults under any such permits and approvals and the Charterer has no knowledge that any such permits or approvals will be suspended or terminated prior to the scheduled expiration thereof;

      (b)  all insurance required by the Charter is in full force and effect;

      (c) the Charter, the Charter Documents, the Drilling Contract and each Security Document is in full force and effect;

      (d)  no Event of Default or Default has occurred and is continuing;

      (e)  all work  performed in  connection with  the construction  of  the
Upgrade   Program  has  been  accepted  by  the  Charterer  without  material exception;

      (f) the Vessel is capable of being operated for the purposes for which it has undergone the Upgrade Program without material modification thereto;

      (g) the Vessel Upgrade has been completed in accordance with the plans, specifications and schedules set forth in the Upgrade Program, industry standards and accepted practices;

      (h) the statements contained in the Certificate of Independent Engineer are true, complete and correct;

      (i) the Charterer has paid all costs and expenses for the Upgrade Program other than for Upgrade Nonseverables, which have been paid by the Owner; and

      (j) the Upgrade Nonseverables Cost is $______, which amount has been incurred and computed in accordance with the terms of the Charter and is properly reimburseable by the Owner thereunder.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ________________________, 199___.

                                                READING & BATES DRILLING CO.

                                                By:
                                                Name:
                                                Title:


-----------------------------------------------------------------------------

                                                        Exhibit B to Charter

                       FORM OF CERTIFICATE OF DELIVERY

            The following certificate (this "Certificate") is delivered pursuant to Section 3.2 of the Bareboat Charter (the "Charter") dated as of November 28, 1995 between Deep Sea Investors, L.L.C., a Delaware limited liability company (the "Owner"), and Reading & Bates Drilling Co., an Oklahoma corporation (the "Charterer"). Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Charter.

            The Charterer hereby certifies as follows:

            0.14.1 the Charterer has inspected the Vessel and made such review, inquiry and other investigation necessary or appropriate to deliver this Certificate.

            0.14.2      the  Charterer  has  accepted  the  Vessel  for   all
purposes under the Charter and confirms that the Vessel is in compliance with all requirements of the Charter and that the Vessel is seaworthy, in accordance with specifications, in good working order, condition and repair and without defect or inherent vice in title, condition, design, operation or fitness for use, whether or not discoverable by the Charterer as of the date hereof, and free and clear of all Liens other than Permitted Liens.

            IN   WITNESS  WHEREOF,   the   undersigned  has   executed   this
Certificate this _____ day of ________________________, 199___.


                                                READING & BATES DRILLING CO.


                                                By:
                                                Name:
                                                Title:

-----------------------------------------------------------------------------
                                                         Exhibit C to Charter


                    FORM OF CERTIFICATE FOR REIMBURSEMENT

            The following certificate (this "Certificate") is delivered pursuant to Section 5.10 of the Bareboat Charter (the "Charter") dated as of November 28, 1995 between Deep Sea Investors, L.L.C., a Delaware limited liability company (the "Owner"), and Reading & Bates Drilling Co., an Oklahoma corporation (the "Charterer"). Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Charter.

            The Charterer hereby certifies as follows:

            (a) the Charterer has visited the Shipyard, inspected the Vessel and the work under the Upgrade Program and made such review, inquiry and other investigation necessary or appropriate to deliver this Certificate;

            (b) each of the Charter, the Charter Documents, the Drilling Contract and the Security Documents is in full force and effect;

            (c) no Event of Default or Default has occurred and is continuing;

            (d) all work performed to date for the Upgrade Program has been accepted by the Charterer without material exception and has been completed in accordance with the plans, specifications and schedules of the Upgrade Program, industry standards and accepted practices;

            (e)         the  statements  contained  in   the  Certificate  of
Independent Engineer attached hereto are true, complete and correct;

            (f) the Charterer has paid all costs and expenses of the Upgrade Program that are currently due, except any portion of Upgrade Nonseverable Cost, all of which have been (or will be from the proceeds of the advance requested under clause (g) below) and no Lien encumbers the Vessel or any interest of the Owner therein (other than Permitted Liens) and no litigation, investigation or proceeding of or before any governmental authority or arbitrator is pending or threatened by or against the Charterer or with respect to the Vessel or any interest of the Owner therein or with respect to the Charter Documents or any of the transactions contemplated thereby, nor is any litigation, investigation or proceeding of or before any governmental authority or arbitrator pending or threatened by or against the Charterer or any of their respective properties or revenues which could reasonably be expected to create such a Lien or otherwise to have a material adverse effect on the financial or other condition of the Charterer or its ability to perform its obligations under the Charter Documents;

            (g) the Charterer hereby requests reimbursement under the Charter of $______, which amount constitutes a portion of the Upgrade Nonseverable Cost, has been properly incurred and computed in accordance with Article 5 of the Charter and has been properly paid by the Charterer thereunder and is properly reimburseable by the Owner under the Charter; and

            (h) the representations and warranties of the members of the Charter Group contained in the Charter Documents are true and correct as of the date hereof as though made on and as of the date hereof; and

            (i) the Charterer agrees that the Basic Hire payable on each Payment Date shall be increased to $________ and the Schedule D to the Charter is hereby deleted and Schedule D in the form of Exhibit A attached hereto is substituted in lieu thereof.

            IN   WITNESS   WHEREOF,  the   undersigned   has  executed   this
Certificate this _____ day of ________________________, 199___.


                                                READING & BATES DRILLING CO.


                                                By:
                                                Name:
                                                Title:


------------------------------------------------------------------------------

                                                        Exhibit D to Charter


           FORM OF COMPLETION CERTIFICATE OF INDEPENDENT ENGINEER

            The following certificate (this "Certificate") is delivered pursuant to Section 5.10 of the Bareboat Charter (the "Charter") dated as of November 28, 1995, between Deep Sea Investors, L.L.C., a Delaware limited liability company (the "Owner"), and Reading & Bates Drilling Co., an Oklahoma corporation (the "Charterer"). Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Charter.

            [Name of the Independent Engineer], a [type of entity] organized under the laws of _____________ (the "Independent Engineer"), acting by and through ___________, its duly authorized representative, does hereby certify as follows:

            (a) the Independent Engineer has visited the Shipyard, inspected the Vessel and the work under the Upgrade Program and made such review, inquiry and other investigation necessary or appropriate to deliver this Certificate;

            (b) the workmanship, quality and construction of the Upgrade Program has been performed in accordance with the plans, specifications and schedules for each portion of the Upgrade Program and in accordance with industry practice;

            (c) the Upgrade Program has been completed according to its plans, specifications and schedule at a cost not to exceed the sum of:
(i) $10,000,000 and (ii) amounts to be expended pursuant to Change Orders approved by the Owner in accordance with the terms of the Charter;

            (d) all guaranties of workmanship, quality, design, equipment, materials, construction and processes have been met or, to the extent that any such guaranty has failed to have been met, such failure is immaterial to the successful completion of the Upgrade Program;

            (e) any performance tests under the Upgrade Program required to have been successfully completed have been successfully completed or, to the extent that any such test has been failed, such failure is immaterial to the successful completion of the Upgrade Program; and

            (f) to the best knowledge of the Independent Engineer after due inquiry, no Lien encumbers the Vessel or any part thereof other than Permitted Liens and no basis exists for the assertion of any such Lien.

            IN   WITNESS   WHEREOF,   the  undersigned   has   executed  this
Certificate this ______ day of _______________________.


                                    By:
                                    Name:
                                    Title:


-----------------------------------------------------------------------------

                                                        Exhibit E to Charter


          FORM OF REIMBURSEMENT CERTIFICATE OF INDEPENDENT ENGINEER

            The following certificate (this "Certificate") is delivered pursuant to Section 5.10 of the Bareboat Charter (the "Charter") dated as of November 28, 1995, between Deep Sea Investors, L.L.C., a Delaware limited liability company (the "Owner"), and Reading & Bates Drilling Co., an Oklahoma corporation (the "Charterer"). Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Charter.

            [Name of the Independent Engineer], a [type of entity] organized under the laws of _____________ (the "Independent Engineer"), acting by and through ___________, its duly authorized representative, does hereby certify as follows:

            (a) the Independent Engineer has visited the Shipyard, inspected the Vessel and the work under the Upgrade Program and made such review, inquiry and other investigation necessary or appropriate to deliver this Certificate;

            (b) the workmanship, quality and construction of the Upgrade Program has been performed to date in accordance with the plans, specifications and schedules for each portion of the Upgrade Program and in accordance with industry practice;

            (c)   in the  opinion of the  Independent Engineer and  as far as the Independent Engineer can reasonably ascertain, except as described on Schedule A attached hereto, the Upgrade Program should be completed according to its plans, specifications and schedule at a cost not to exceed the sum of: (i) $10,000,000 and (ii) amounts to be expended pursuant to Change Orders approved by the Owner in accordance with the terms of the Charter;

            (d) all guaranties of workmanship, quality, design, equipment, materials, construction and processes required to have been met on or before the date hereof, have been met or, to the extent that any such guaranty has failed to have been met, such failure is immaterial to the successful completion of the Upgrade Program;

            (e) any performance tests under the Upgrade Program required to have been successfully completed on or before the date hereof, have been successfully completed or, to the extent that any such test has been failed, such failure is immaterial to the successful completion of the Upgrade Program; and

            (f) to the best knowledge of the Independent Engineer after due inquiry, no Lien encumbers the Vessel or any part thereof other than Permitted Liens and no basis exists for the assertion of any such Lien.

            IN   WITNESS   WHEREOF,  the   undersigned   has  executed   this
Certificate this ______ day of _______________________.


                                    By:
                                    Name:
                                    Title: